UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

DIME COMMUNITY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc., (the “Company”) which will be held on May 20, 2004 at 10:00 a.m. Eastern Time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Company’s directors and officers, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company’s independent auditors for the year ending December 31, 2004, will be present at the Annual Meeting.

The Company’s Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document confirming your ownership of the Company’s shares.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope to see you at the Annual Meeting.

Sincerely yours,

Vincent F. Palagiano
Chairman of the Board and Chief Executive Officer

Dime Community Bancshares, Inc.

209 Havemeyer Street

Brooklyn, New York 11211

(718) 782-6200

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. (the “Annual Meeting”) will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on Thursday, May 20, 2004 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

1.	Election of three directors for terms of three years each;

2.	Approval of the Dime Community Bancshares, Inc. Annual Incentive Plan;

3.	Approval of the 2004 Stock Incentive Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc.;

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2004; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed March 31, 2004 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting at the Company’s corporate headquarters at 209 Havemeyer Street, Brooklyn, NY 11211 at any time during regular business hours for 10 days prior to the Annual Meeting.

By Order of the Board of Directors

Lance J. Bennett
Secretary

Brooklyn, New York

April 12, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2004

GENERAL INFORMATION

General

This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the shares of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 20, 2004 at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. The Company is a Delaware corporation and operates as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (the “Bank”). This Proxy Statement, together with the enclosed proxy card, are first being mailed to shareholders on or about April 12, 2004.

Record Date

The Company’s Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only holders of record of shares of Common Stock at the close of business on March 31, 2004 will be entitled to vote at the Annual Meeting. There were 37,409,181 shares of Common Stock outstanding on the Record Date. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share of record held (other than Excess Shares as defined below). As provided in the Company’s Certificate of Incorporation, record holders (other than any compensation plan maintained by the Company and certain affiliates) of Common Stock who beneficially own in excess of 10% of the shares of Common Stock (such shares in excess of 10% referred to herein as “Excess Shares”) shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes a majority of the Board of Directors to interpret the provisions of the Certificate of Incorporation governing Excess Shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the Excess Shares provisions of the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner, and (iii) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Common Stock.

You may vote your shares by marking and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting and voting in person. All properly executed proxies received by the Company on or before the close of voting on May 20, 2004 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR election of each of the three nominees for director, FOR the approval of the Dime Community Bancshares, Inc. Annual Incentive Plan, FOR the approval of the 2004 Stock Incentive Plan for Outside Directors, Officers and Employees, FOR the ratification and appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2004, and FOR each other proposal identified in the Notice of the Annual Meeting of Shareholders.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company’s Board of Directors.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation would include a broker’s statement, letter or other document that will confirm your ownership of the Common Stock.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Proposals 2, 3 and 4 require the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

Shares as to which the “ABSTAIN” box has been selected on the Proxy Card with respect to Proposals 2, 3 or 4 will be counted as present and entitled to vote and will have the effect of a vote against that proposal. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposals 2, 3 or 4. With respect to the election of the three nominees for director, shares as to which the “WITHHOLD AUTHORITY” has been selected for either all or some of the nominees will be counted as being present for the matter but not as voting “for” the election of the respective nominees. Therefore, the proxy represented by these shares will have the same effect as voting against the respective nominees.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company’s Secretary at 209 Havemeyer Street, Brooklyn, New York, 11211, or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary prior to the voting of such proxy.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, Directors or employees of the Company or the Bank by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, the Company has retained Mellon Investor Services, LLC to assist in the solicitation of proxies. The estimated cost of such solicitation is $8,500 plus reimbursement for reasonable out-of-pocket expenses, which will be paid by the Company.

Interests of Directors and Management in Certain Proposals

At the Annual Meeting, shareholders are being asked to vote on an extension of the term of the Annual Incentive Plan, under which senior executives may earn performance-based incentive awards upon attainment of performance goals, and a new 2004 Stock Incentive Plan, under which directors and senior executives may be granted stock options, restricted stock awards and/or stock appreciation rights. As a result, our senior executives and directors have personal interests in the outcomes of these proposals that are different from the interests of our other shareholders.

Director Attendance at Annual Meetings

The Company considers Board attendance at shareholder meetings a priority. It is the policy of the Company that Directors exercise their best efforts to attend every meeting. All thirteen Board members attended the 2003 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of March 31, 2004, certain information as to Common Stock beneficially owned by persons owning in excess of 5% of the shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of March 31, 2004. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 31, 2004. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition, of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	The Employee Stock Ownership Plan Trust of Dime Community Bancshares, Inc. and Certain Affiliates 452 Fifth Avenue New York, NY 10018	3,600,408	(2)	9.6%

Common Stock	Compensation Committee of Dime Community Bancshares, Inc. (includes the 3,600,408 ESOP shares reflected above) 209 Havemeyer Street Brooklyn, NY 11211	4,557,798	(3)	12.2%

Common Stock	Barclay’s Private Bank and Trust Limited 10 rue d’ Italie CH-1204 Geneva Switzerland	2,853,249	(4)	7.6%

(1)	Although the information provided is based upon Exchange Act reports filed prior to the three-for-two stock split on March 16, 2004 (referred to as the “Stock Split”), the number of shares reported in the table above and in the footnotes below have been adjusted to reflect the Stock Split.

(2)	The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (the “ESOP”) filed a Schedule 13G with the SEC on February 9, 2004. The ESOP is administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The ESOP’s assets are held in a trust (the “ESOP Trust”) for which RS Group Trust Company serves as trustee (the “ESOP Trustee”). The ESOP Trust purchased these shares with funds borrowed from the Company and initially placed these shares in a suspense account for release and allocation to participants’ accounts in annual installments. As of March 31, 2004, 1,809,942 shares held by the ESOP Trust have been allocated. The terms of the ESOP provide that, subject to the ESOP Trustee’s fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants’ accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP Trustee. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants’ accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject to fiduciary duties of the ESOP Trustee. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares. For a discussion of the voting and investment powers of the Compensation Committee, see footnote 3.

(notes continued on next page)

(3)	The Compensation Committee filed a Schedule 13G with the SEC on February 9, 2004. The Compensation Committee serves certain administrative functions for the ESOP, the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. (the “RRP”), and The Dime Savings Bank of Williamsburgh 401(k) Plan [the “401(k) Plan”]. As of March 31, 2004, the RRP owned 327,484 shares of Common Stock, of which 40,500 have been allocated to individuals. All shares of Common Stock owned by the RRP were held at HSBC Bank, USA, as trustee, as of March 31, 2004. The Compensation Committee has the authority to direct the trustee of the RRP with respect to the exercise of voting rights, but has assigned voting and tender rights over allocated shares to participating officers and directors. Shares indicated as beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust. The Compensation Committee has the authority to direct the ESOP Trustee with respect to the investment of the ESOP’s assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares. With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares.

(4)	Barclay’s Private Bank and Trust Limited (“Barclays”) filed a Schedule 13G on February 13, 2004. Barclay’s holds the shares in various trust accounts for the economic benefit of its customers who are the beneficiaries of those accounts. The Schedule 13G states that Barclays has sole voting and dispositive power over 2,658,069 shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of the Company’s directors and the Named Executive Officers identified in the Summary Compensation Table included elsewhere herein, and all of the Company’s directors and executive officers as a group as of the Record Date. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated. All share amounts in the following table have been adjusted to reflect the Company’s 3-for-2 stock split in the form of a 50% stock dividend effective March 16, 2004.

Name of Beneficial Owner	Position(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)		Percent of Common Stock Outstanding
Vincent F. Palagiano	Director, Chairman of the Board and Chief Executive Officer	1,199,796	(5)	3.2%
Michael P. Devine	Director, President and Chief Operating Officer	702,621	(6)	1.9
Kenneth J. Mahon	Director, Executive Vice President and Chief Financial Officer	293,007	(7)	*
Anthony Bergamo	Director	198,915	(8)	*
George L. Clark, Jr.	Director	279,280	(9)	*
Steven D. Cohn	Director	144,303	(10)	*
Patrick E. Curtin	Director	142,403	(11)	*
Joseph H. Farrell	Director	292,312	(12)	*
Fred P. Fehrenbach	Director	190,521	(13)	*
John J. Flynn	Director	26,779	(14)	*
Stanley Meisels	Director	101,898	(15)	*
Louis V. Varone	Director	130,810	(16)	*
Timothy B. King	Senior Vice President and Chief Investment Officer	179,866	(17)	*
Michael Pucella	Senior Vice President—Finance	138,918	(18)	*
All directors and executive officers as a group (14 persons)		6,415,312		17.1%

*	Less than one percent

(1)	Titles are for positions with both the Company and the Bank.

(2)	See “Security Ownership of Certain Beneficial Owners and Management—Principal Shareholders of the Company” for a definition of “beneficial ownership.”

(notes continued on next page)

(3)	The figures shown include shares held in trust pursuant to the ESOP that have been allocated to individual accounts as follows: Mr. Palagiano, 48,570 shares; Mr. Devine, 48,570 shares; Mr. Mahon, 48,570 shares; Mr. King, 45,405 shares; Mr. Pucella, 41,815 shares, and all directors and executive officers as a group, 232,930 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown do not include shares which are held in trust under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the “BMP”) as follows: Mr. Palagiano, 252,597 shares, Mr. Devine, 182,077 shares, Mr. Mahon, 104,023 shares, Mr. King, 32,859 shares, Mr. Pucella, 31,861 shares, and all executive officers as a group, 603,417 shares. Messrs. Palagiano, Devine, Mahon, King and Pucella have neither voting nor investment power with respect to these shares. The figures shown for Messrs. Palagiano, Devine, Mahon, King, and Pucella also do not include any portion of the 1,790,466 shares held in trust pursuant to the ESOP that have not been allocated to any individual’s account and as to which Messrs. Palagiano, Devine, Mahon, King, and Pucella may be deemed to share voting power with other ESOP participants. The figure shown for all directors and executive officers as a group includes such 1,790,466 shares as to which the members of the Compensation Committee (consisting of Messrs. Varone, Fehrenbach and Flynn) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually. In addition, the figure shown for all directors and executive officers as a group includes 603,417 shares held in trust (“BMP Trust”) for the benefit of Messrs. Palagiano, Devine, Mahon, King, and Pucella and other executive officers under the BMP. The BMP Trust, as directed by the Company, exercises voting and investment power over these shares (See “Compensation of Executive Officers—Benefits—ESOP”).

(4)	The figures shown include shares held pursuant to the 401(k) Plan that have been allocated as of the Record Date to individual accounts as follows: Mr. Palagiano, 75,136 shares; Mr. Devine, 75,136 shares; Mr. Mahon, 76,540 shares; Mr. King, 17,586 shares; Mr. Pucella, 42,355 shares, and all executive officers as a group, 286,753 shares. Such persons have sole voting power and sole investment power as to such shares [See “Compensation of Executive Officers—Benefits—401(k) Plan”].

(5)	Includes 605,623 shares as to which Mr. Palagiano may be deemed to share voting and investment power.

(6)	Includes 348,291 shares as to which Mr. Devine may be deemed to share voting and investment power.

(7)	Includes 124,585 shares as to which Mr. Mahon may be deemed to share voting and investment power.

(8)	Includes 110,763 shares as to which Mr. Bergamo may be deemed to share voting and investment power.

(9)	Includes 84,375 shares as to which Mr. Clark may be deemed to share voting and investment power.

(10)	Includes 68,901 shares as to which Mr. Cohn may be deemed to share voting and investment power.

(11)	Includes 128,153 shares as to which Mr. Curtin may be deemed to share voting and investment power.

(12)	Includes 154,810 shares as to which Mr. Farrell may be deemed to share voting and investment power.

(13)	Includes 97,689 shares as to which Mr. Fehrenbach may be deemed to share voting and investment power.

(14)	Includes 26,779 shares as to which Mr. Flynn may be deemed to share voting and investment power.

(15)	Includes 87,648 shares as to which Mr. Meisels may be deemed to share voting and investment power.

(16)	Includes approximately 116,560 shares as to which Mr. Varone may be deemed to share voting and investment power.

(17)	Includes 100,695 shares as to which Mr. King may be deemed to share voting and investment power.

(18)	Includes 40,686 shares as to which Mr. Pucella may be deemed to share voting and investment power.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation and Bylaws provide for the election of directors by the shareholders. For this purpose, the Company’s Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. The Company currently has twelve directors.

Three incumbent Directors with terms expiring at the Annual Meeting, Patrick E. Curtin, Fred P. Fehrenbach and Stanley Meisels, have been nominated by the Nominating and Governance Committee of the Board of Directors to be re-elected at the Annual Meeting for terms expiring at the annual meeting of shareholders to be held in 2007, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve, if elected. In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors, unless the shareholder has elected to “withhold authority” with respect to all nominees.

Information as to Nominees and Continuing Directors

In March 2004, the Board determined that all of its current Directors with the exception of Messrs. Palagiano, Devine, Mahon, Curtin and Farrell are independent pursuant to NASD Rule 4200. Messrs. Palagiano, Devine and Mahon are not independent because they are officers of the Company. Messrs. Curtin and Farrell were deemed not independent because they are members of a law firm that represents the Bank at loan closings and provides other requested legal services. See “Transactions with Certain Related Persons.”

The Nominating and Governance Committee has adopted general criteria for nomination to the Board, which establish the minimum qualifications and experience that the Board will examine in determining candidates for election. Pursuant to the general criteria, Directors should possess personal and professional ethics, integrity and values; be committed to representing the long-term interests of the Company’s shareholders and other constituencies; possess the ability to (a) exercise sound business judgment, (b) work with others as an effective group, and (c) commit adequate time to their responsibilities; be independent as defined in applicable law, the Company’s Policy Regarding Director Independence and its Code of Business Ethics and be able to impartially represent the interests of the Company’s shareholders and other constituencies; possess experience and expertise relevant to the business of the Company; and possess such other knowledge, experience or skills as required or which may be useful considering the composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders.

The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director. For information with respect to security ownership by directors, see “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”

Nominees	Age(1)	Director Since(2)	Term Expires	Position(s) Held with the Company and the Bank
Patrick E. Curtin	58	1986	2004	Director
Fred P. Fehrenbach	67	1987	2004	Director
Stanley Meisels	73	1990	2004	Director

Continuing Directors
Vincent F. Palagiano	63	1978	2005	Director, Chairman of the Board and Chief Executive Officer
Michael P. Devine	57	1980	2006	Director, President and Chief Operating Officer
Kenneth J. Mahon	53	2003	2005	Director, Executive Vice President and Chief Financial Officer
Anthony Bergamo	57	1986	2006	Director
George L. Clark, Jr.	63	1980	2005	Director
Steven D. Cohn	55	1994	2005	Director
Joseph H. Farrell	73	1969	2006	Director
John J. Flynn	67	1994	2005	Director
Louis V. Varone	73	1985	2006	Director

(1)	As of March 31, 2004.

(2)	Includes service as a Director or Trustee with the Bank prior to the Company’s incorporation on December 12, 1995.

The principal occupation and business experience of each nominee for election as a director and each Continuing Director are set forth below.

Nominees for Election as Director

Patrick E. Curtin has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. in New York, New York.

Fred P. Fehrenbach has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1987. Mr. Fehrenbach is President of Consolidated Brokerage Corp., a retail insurance brokerage business located in Great Neck, New York. Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1975. Mr. Fehrenbach is also the President of Shell Realty Corp., a real estate holding company.

Stanley Meisels has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1990. Since 1986, Mr. Meisels has been a stockbroker in Hewlett, New York, with Gruntal & Co., currently known as Ryan Beck & Co. Mr. Meisels is also President and sole owner of Small Business Electronics Investment Corp., a private investment company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

Vincent F. Palagiano has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978. In addition, Mr. Palagiano has served on the Board of Directors of the Institutional Investors Capital

Appreciation Fund since 1996, the Board of Directors of the Boy Scouts of America, Brooklyn Division, since 1999, and the Board of Directors of The Community Banker’s Association of New York since 2001. Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as President of both the Company and the Bank, and as Executive Vice President, Chief Operating Officer and Chief Lending Officer of the Bank. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

Michael P. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Devine has served as President of both the Company and Bank since January 1, 1997 and as Chief Operating Officer of the Company since its inception in 1995 and of the Bank since 1989. Prior to Mr. Devine’s appointment as President, he served as Executive Vice President and Secretary of both the Company and the Bank. Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co. Since August 2001, Mr. Devine has served on the Board of Directors of Retirement Systems Group, Inc.

Kenneth J. Mahon was elected to serve as a Director of the Company effective January 1, 2003, and has served as a Director of the Bank since 1998. Mr. Mahon has served as the Executive Vice President of both the Company and the Bank since 1997, and the Chief Financial Officer of both the Company and the Bank since 1996. Prior to serving as the Executive Vice President and Chief Financial Officer, Mr. Mahon served as the Bank’s Comptroller and Senior Vice President. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors, and serves on the Neighborhood Advisory Board of Brooklyn Legal Services Corporation A. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York City metropolitan area savings banks.

Anthony Bergamo has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey and currently serves as Vice Chairman of MB Real Estate headquartered in Manhattan, New York. Mr. Bergamo also is the chief executive officer of Niagara Falls Redevelopment LLC and Chairman of the Federal Law Enforcement Foundation. In 2002, Mr. Bergamo was appointed as a director of Lonestar Steakhouse and Saloon, Inc., a publicly traded company.

George L. Clark, Jr. has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark is a former director of the Federal National Mortgage Association, and a former Chairman of the New York State Republican Committee. Mr. Clark has been a licensed real estate broker for 43 years.

Steven D. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York.

Joseph H. Farrell has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1969. Mr. Farrell is Chairman of the law firm of Conway Farrell Curtin & Kelly, P.C. Mr. Farrell is also President of the William F. Casey Foundation, a not-for-profit real estate holding foundation. Mr. Farrell is a trial attorney for the Roman Catholic Diocese of Brooklyn and a former Vice President of the New York State Bar Association.

John J. Flynn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since October 1994, and before that from February 1983 to February 1993. From February 1993 through August 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York. From 1990 to February 1993, and since September 1994, Mr. Flynn has been a self-employed real estate mortgage broker.

Louis V. Varone has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1985. Mr. Varone has been a licensed real estate broker for over 35 years. Mr. Varone is self-employed.

Meetings and Committees of the Company’s Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, President or at least 60% of the Directors then in office. The Company’s Board of Directors met twelve times during the year ended December 31, 2003. No current Director attended fewer than 75% of the total number of Board meetings and meetings of committees of which such director was a member.

The Company’s Board of Directors has established the following committees:

The Executive Committee consists of Messrs. Palagiano (Chairman), Devine, Bergamo, Clark, Farrell and Varone. The purpose of this committee is to exercise all the powers of the Board in the management of the business and affairs of the Company in the intervals between the meetings of the Board. This committee meets at the call of the Chairman, President or a majority of the members of the Committee. The Executive Committee did not meet during the year ended December 31, 2003.

The Compensation Committee consists of Messrs. Varone (Chairman), Fehrenbach and Flynn. This committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers, determines compensation and benefits to be paid to employees of the Bank, and oversees the development, implementation and conduct of the Company’s employment and personnel policies. The committee meets annually and as requested by the Chairman of the Board of Directors. The Compensation Committee met three times during the year ended December 31, 2003.

The Nominating and Governance Committee consists of Messrs. Clark (Chairman), Cohn, and Flynn. The committee nominates candidates for the election of directors, develops and recommends to the Board corporate governance principles applicable to the Company, and otherwise assumes a leadership role in the corporate governance of the Company. The Nominating and Governance Committee met once during the year ended December 31, 2003. In addition, the Nominating and Governance Committee met on March 18, 2004 to, among other matters, select the nominees for election as directors at the Annual Meeting. In accordance with the Company’s Bylaws, provided the Nominating and Governance Committee makes such nominations, no nominations for election as director, except those made by the Nominating and Governance Committee, shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under “Additional Information — Notice of Business to be Conducted at Annual Meeting.” A current copy of the charter of the Nominating and Governance Committee is available on the Company’s website, at www.dsbwdirect.com, by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

The Audit Committee consists of Messrs. Bergamo (Chairman), Clark, Cohn, and Meisels, each of whom is independent as defined in Rule 4350(d) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring Company compliance with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company’s internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board. The Audit Committee operates pursuant to a written charter. The Audit Committee charter requires that the committee meet at least four times annually or more frequently as circumstances dictate. The Audit Committee met five times during the year ended December 31, 2003.

Report of Audit Committee

The following Report of the Company’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that Dime Community Bancshares, Inc. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Under rules promulgated by the SEC, the Company is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement.

The Audit Committee has reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003, and discussed such statements with both management of the Company and the Company’s independent auditors. In addition, the Audit Committee has reviewed with the Company’s independent auditors the following matters related to their independent examination of the Company’s financial statements as of and for the year ended December 31, 2003:

•	The independent auditor’s responsibility under Generally Accepted Auditing Standards;
•	Any significant accounting policies either newly adopted or modified;
•	Any significant management judgments and estimates included in the underlying financial statements;
•	Any significant audit adjustments proposed in their examination;
•	Any other information in documents containing the audited financial statements;
•	Any disagreements with management;
•	Any consultation noted between management and other independent audit and accounting firms;
•	Any major issues discussed with management prior to retention as independent auditor;
•	Any difficulties encountered in performing the examination;
•	Quality of accounting principles; and
•	Any fees from management advisory services.

As required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees,” the Audit Committee has also received written disclosure from the Company’s independent auditors delineating all relationships they have with the Company, and reviewed their independence with respect to the Company and its management, and discussed such independence with the independent auditors.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Appendix A to this proxy statement contains our Audit Committee Charter, which should be read in conjunction with this report.

AUDIT COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Anthony Bergamo, Chairman
George L. Clark, Jr., Member
Steven D. Cohn, Member
Stanley Meisels, Member

The Board of Directors has determined that Mr. Bergamo qualifies as an audit committee financial expert, as defined in Item 401(h) of SEC Regulation S-K. Mr. Bergamo is independent as defined in the listing standards applicable to the Company.

Directors’ Compensation

Fee Arrangements.    During the year ended December 31, 2003, each of the Company’s non-officer directors (each an “Outside Director”) received a retainer of $24,000 and a fee of $1,000 for each of the Company’s or the Bank’s Board meetings attended. All committee members received a fee of $600 for attendance at each of either the Company’s or the Bank’s committee meetings. If both of the Company’s and the Bank’s Boards of Directors or corresponding committees met on the same day, such directors received only one fee for the Board meetings and only one fee for the Committee meetings.

Directors’ Retirement Plan.    The Company has adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (the “Directors’ Retirement Plan”), which will provide benefits to each eligible Outside Director commencing on termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him or her for the twelve-month period immediately prior to termination of Board service, multiplied by a fraction, the numerator of which is the number of years of service, up to a maximum of 10, as an Outside Director (including service as a director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors’ Retirement Plan at or after attainment of age 55, however, the annual retirement benefits will be reduced pursuant to an early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event that an Outside Director dies prior to the commencement of benefit payments under the Directors’ Retirement Plan, a 50% survivor annuity will automatically be paid to his or her surviving spouse, unless the decedent has elected otherwise.

1996 Stock Option Plan and RRP.    The Dime Community Bancshares, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees (the “1996 Stock Option Plan”) and the RRP were adopted by the Company’s Board of Directors and subsequently approved by its shareholders at its annual meeting held in 1996. On December 26, 1996, the effective date of the 1996 Stock Option Plan, each of the Company’s Outside Directors was granted non-qualified stock options to purchase 133,902 shares of Common Stock. These options vested in equal 20% installments on December 26, 1997, 1998, 1999, 2000 and 2001. Similarly, on December 26, 1996, the effective date of the RRP, restricted stock awards were granted to each Director with respect to 53,560 shares of Common Stock. These awards vested in equal 20% installments on February 1, 1998, 1999, 2000, 2001 and 2002, with, in accordance with the provisions of the RRP, accelerated vesting provided upon the death of Outside Director James M. Fox in May 1997.

2001 Stock Option Plan.    The Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees (the “2001 Stock Option Plan”) was adopted by the Company’s Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2001. On November 21, 2001, the effective date of the 2001 Stock Option Plan, each of the Company’s Outside Directors was granted non-qualified stock options to purchase 6,750 shares of Common Stock. All of these options vested on November 21, 2002, and become immediately exercisable upon a director’s death or disability or in the event of a “change of control,” as defined in the 2001 Stock Option Plan. On February 1, 2003, each of the Company’s Outside Directors was additionally granted non-qualified stock options to purchase 7,500 shares of Common Stock. All of these options vested on February 1, 2004, and become immediately exercisable upon a director’s death or disability or in the event of a “change of control,” as defined in the 2001 Stock Option Plan.

Executive Officers

The following individuals are executive officers of the Company and hold the offices set forth opposite their names:

Name	Position Held
Vincent F. Palagiano	Chairman of the Board and Chief Executive Officer
Michael P. Devine	President and Chief Operating Officer
Kenneth J. Mahon	Executive Vice President and Chief Financial Officer
Timothy B. King	Senior Vice President and Chief Investment Officer
Michael Pucella	Senior Vice President—Finance

Both the Company’s and the Bank’s executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See “Compensation of Executive Officers—Employment Agreements and—Employee Retention Agreements.”

Biographical information of executive officers of the Company who are not directors is set forth below.

Timothy B. King, age 45, has over 21 years of banking experience, and has been with the Bank since 1983. Mr. King was promoted to Treasurer of the Bank in 1989, Vice President of the Bank in 1993, Treasurer of the Company at its inception in 1995, First Vice President of both the Company and Bank in 1997, and Senior Vice President of both the Company and the Bank in 1999. In 2002, Mr. King was named the Chief Investment Officer of both the Company and Bank, as he oversees the securities investment and lending functions of the Bank.

Michael Pucella, age 50, was promoted to Comptroller of the Bank in 1989 and of the Company at its inception in 1995, Vice President of both the Company and Bank in 1996, First Vice President of both the Company and Bank in 1997 and Senior Vice President—Finance of both the Company and the Bank in 1999. He has been with the Bank since 1981, and is responsible for financial reporting, budgeting, corporate planning and tax administration and human resource administration. Mr. Pucella has over 29 years of banking experience.

COMPENSATION OF EXECUTIVE OFFICERS

Report of Compensation Committee

The following Report of our Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Dime Community Bancshares, Inc. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material,” filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report on Executive Compensation

The Compensation Committee (“the Committee”) of the Board of Directors annually reviews the executive compensation program. Based on its review, the Committee may make recommendations to the full Board of Directors regarding changes to compensation levels, opportunities of the executive officers participating in the program, or to the make-up of the program itself.

The goal of the executive compensation program is to enable the Company to attract, develop and retain strong executive officers that are capable of maximizing the Company’s performance for the benefit of its shareholders. To that end, the Committee has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned with the financial and stock performance of the Company. Three key compensation elements are used in support of the strategy: base salary, annual incentives and long term incentives.

The Company retains a nationally recognized compensation consulting firm to provide guidance as to competitive executive compensation practices and pay levels. As part of this activity, the consulting firm regularly analyzes the Company’s executive pay levels, by each of the three elements cited and in total, and the Company’s performance. A group of 10 to 15 comparably sized and similarly located public banks are used for comparison purposes. The companies included in this group may change slightly from year to year due to merger activity within the industry or other relevant factors. The results of the annual executive pay and company performance comparison and the consulting firm’s corresponding recommendations are considered by the Committee in making executive compensation program recommendations to the Board of Directors.

Base Salary

Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. The Compensation Committee increased individual executive base salary levels by approximately 5.1% effective January 1, 2004, based upon the results of operations for the year ended December 31, 2003. Prior to this increase, and considering the Company’s transition to a fiscal year consistent with the calendar year, the Compensation Committee last increased individual executive base salary levels effective July 1, 2002. In making its determinations, the Committee considered the competitive base salary review, as well as bank and individual performance during the period July 1, 2002 through December 31, 2003 (which represents the period since the last base salary increase). After adjustment, base salary levels were found to be within an appropriate targeted range when compared to pay levels of comparison group companies. Individual variations in the level of salary increase provided reflect an effort to reward outstanding individual contributions and/or an effort to align a position’s pay level with the market.

Annual Incentive Program

Annual incentive opportunities are provided to the Company’s executives to link the achievement of annual goals with executive compensation. Under the annual incentive program, the Committee has established a target and range of award opportunities for each proxy reported executive considering competitive practices and the consulting firm’s recommendations. These award opportunities are linked with a specific target and range of performance results for one or more objective performance goals approved by the Committee at the beginning of the fiscal year (e.g., return on average equity).

The Company just completed its transition to an annual incentive program approach that assesses performance over the calendar year, which is the Company’s new fiscal year. Because of the 6-month gap between the end of the former fiscal year end (June 30, 2002) and the new fiscal year end (December 31, 2002), the Committee approved a one-time approach to recognizing performance for the 6-month period from July 1, 2002 to December 31, 2002. Under this one-time approach, incentive awards were payable in July 2003 based upon financial results for the twelve month period ending June 30, 2003. The target opportunities that executives were eligible to earn for this six-month period equaled one-half of their annual incentive targets. The next evaluation covered the 2003 fiscal year (also the 2003 calendar year), for which the Committee approved separate objectives. Accordingly, although performance during the first six months of 2003 was taken into account in two separate annual incentive cycles, the incentive opportunities have been adjusted so that there was no duplication of payments. The summary compensation table reflects two distinct payments in 2003 for this 18-month period.

For the 6-month period ended December 31, 2002, pursuant to the annual incentive program an aggregate pool of approximately $457,000 was permitted to be distributed to the Company’s executives. Subsequent to the Committee’s review of Dime’s performance as measured by Core Earnings Per Share and Return on Average Equity an aggregate amount of $455,000, which exceeded target opportunities, was distributed to the Company’s executives.

For the 12-month period ended December 31, 2003 (new fiscal year), pursuant to the annual incentive program, the Company was permitted to distribute an aggregate pool of approximately $686,000 to the Company’s executives. After reviewing Dime’s performance as measured by Core Earnings Per Share and Return on Average Equity, the Committee provided awards of $686,000, which was below target opportunities, to Dime’s executives.

Awards from both pools described to the Company’s Chief Executive Officer and Chief Operating Officer were determined using a pre-existing matrix that assigned specific dollar award amounts for specific combinations of Core Earnings Per Share and Return on Average Equity achievement, while the Committee had greater discretion in deciding the individual awards for other executives.

The Company intends to continue the practice of providing annual cash incentive opportunities tied to the attainment of pre-determined corporate objectives. To this end, the Company is seeking shareholder approval at the 2004 Annual Meeting to continue the Annual Incentive Plan for an additional five-year period. The Committee believes that due to recent market and economic conditions affecting the Company, it is in the best interests of our shareholders to consider any bonus payment to executive officers for performance in 2004 based on a retrospective evaluation of the conditions that materialize during the year. While the Committee seeks to assure appropriate pay levels for executive officers, in light of current market and economic conditions, it also seeks to carefully monitor personnel operating costs. Accordingly, executive officer bonuses for 2004, if any, will be paid in 2005 and will be determined on a discretionary basis rather than under the Annual Incentive Plan.

Long Term Incentive Program

The Committee believes that long-term incentives (i.e., stock options and restricted stock) are the most effective way of aligning executive rewards with the creation of value for shareholders through stock appreciation.

Initial program awards of stock options and restricted stock were made to executive officers in the 1997 fiscal year under the 1996 Option Plan and the Recognition and Retention Plan. The initial awards generally vested over 5 years and were fully vested in February 2002.

Awards of stock options that generally vest over 4 years were made to executive officers in November 2001, February 2003 and January 2004 under the 2001 Stock Option Plan for Outside Directors, Officers and Employees. Such awards considered the consulting firm’s recommendation, Company and individual performance, as well as competitive market conditions. The Company intends to make additional equity awards in the future as part of an ongoing competitive total compensation program.

Chief Executive Officer

The Compensation Committee increased the base salary level of the Chief Executive Officer by 3.2% to $640,000 effective January 1, 2004 based upon the same criteria used for other executive officers. For the 6 month period ended December 31, 2002 (one-time approach), and the 12-month period ended December 31, 2003, the Chief Executive Officer earned annual incentive awards of $162,000 and $212,000, respectively. Such awards were earned under the Annual Incentive Program based on the Committee’s review of Dime’s performance on Core Earnings Per Share and Return on Average Equity. The Chief Executive Officer received a stock option award of 174,750 shares during the 12-month period ended December 31, 2003 based on the same factors as were considered for other executives in making stock option awards.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1,000,000 annual limit, per executive officer, on the Company’s federal tax deduction for certain types of compensation paid to the executive officers named in the summary compensation table. It has been the Committee’s practice to structure the compensation and benefit programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes. It is not anticipated that any discretionary bonuses awarded for 2004 will be made nondeductible by this limit.

COMPENSATION COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Louis V. Varone (Chairman)
Fred P. Fehrenbach, Member
John J. Flynn, Member

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Varone, Fehrenbach and Flynn. There are no interlocks, as defined under the rules and regulations of the SEC, between the Company and the members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

Performance Graph

Pursuant to the regulations of the SEC, the graph below compares the Company’s stock performance with that of the total return for the U.S. Nasdaq Stock Market, the Nasdaq Bank Index and an index of all thrift stocks as reported by SNL Securities L.C. from January 1, 1999 through December 31, 2003. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.

	Period Ended
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Dime Community Bancshares, Inc.	100.00	92.25	131.01	224.04	234.02	385.94
Total U.S. NASDAQ	100.00	185.95	113.19	89.65	61.67	92.90
SNL Thrift Index	100.00	81.69	130.44	139.42	166.32	235.45

There can be no assurance that stock performance will continue into the future with the same or similar trends as those depicted in the graph above.

(notes continued on next page)

Executive Compensation

Summary Compensation Table.    The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 2003, 2002 and 2001, as well as certain other compensation paid or accrued for those years, to the Company’s Chief Executive Officer and the four other executive officers of the Company who received the highest salary plus bonus during the year ended December 31, 2003 (the “Named Executive Officers”). Amounts reported for 2001 and 2002 have been restated to reflect the Company’s transition to a fiscal year ending December 31st. All share amounts in the following table have been adjusted to reflect the Company’s 3-for-2 stock split in the form of a 50% stock dividend effective March 16, 2004.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards		Payouts	All Other Compensation (6)
Name and Principal Positions	Year	Salary(1)	Bonus(2)	Other Annual Compensation (3)	Restricted Stock Awards	Number of Options (4)	Long-Term Incentive Plan Payouts (5)
Vincent F. Palagiano, Chairman of the Board and Chief Executive Officer	2003 2002 2001	$620,000 600,000 565,000	$374,000 350,000 290,000	— — —	— — —	174,750 — 168,750	— — —	$1,135,184 663,383 305,440

Michael P. Devine, President and Chief Operating Officer	2003 2002 2001	$485,000 467,500 435,000	$296,000 275,000 210,000	— — —	— — —	111,000 — 105,750	— — —	$381,206 629,422 284,057

Kenneth J. Mahon, Executive Vice President and Chief Financial Officer	2003 2002 2001	$305,000 290,000 262,500	$226,000 175,000 130,000	— — —	— — —	60,750 — 56,250	— — —	$230,440 222,149 524,800

Timothy B. King, Senior Vice President and Chief Investment Officer	2003 2002 2001	$205,000 192,500 170,000	$135,000 100,000 65,000	— — —	— — —	24,000 — 18,000	— — —	$142,104 156,016 128,344

Michael Pucella, Senior Vice President—Finance	2003 2002 2001	$200,000 190,000 170,000	$110,000 85,000 65,000	— — —	— — —	20,250 — 18,000	— — —	$199,184 113,219 157,189

(1)	Represents base salary, including any amounts deferred under the 401(k) Plan, payroll deductions for health insurance under the Bank’s health insurance plan and flexible spending benefit plan.

(2)	The Company just completed its transition to an annual incentive program approach that assesses performance over the calendar year, which is the Company’s new fiscal year. Because of the 6-month gap between the end of the former fiscal year end (June 30, 2002) and the new fiscal year end (December 31, 2002), the Compensation Committee approved a one-time approach to recognizing performance for the 6-month period from July 1, 2002 to December 31, 2002. Under this one-time approach, incentive awards were payable in July 2003 based upon financial results for the twelve month period ending June 30, 2003. The target opportunities that the Named Executive Officers could have earned for this portion of assessment equaled one-half of their annual incentive targets. Bonus payments made to the Named Executive Officers under this evaluation were as follows: Mr. Palagiano, $162,000, Mr. Devine, $127,000, Mr. Mahon, $81,000, Mr. King, $50,000 and Mr. Pucella, $35,000. The next evaluation covered the 2003 calendar year, for which separate objectives were approved by the Compensation Committee. Bonus payments made to the Named Executive Officers under this evaluation were as follows: Mr. Palagiano, $212,000, Mr. Devine, $169,000, Mr. Mahon, $145,000, Mr. King, $85,000 and Mr. Pucella, $75,000. Accordingly, although performance during the first six months of 2003 was taken into account in two separate annual incentive cycles, the incentive opportunities have been adjusted so that there was no duplication of payments.

(3)	During the years ended December 31, 2003, 2002 and 2001, there were no: (a) perquisites with an aggregate value for any Named Executive Officers in excess of the lesser of $50,000 or 10% of the total of the individual’s salary and bonus for the fiscal year; (b) payments of above-market or preferential earnings on restricted stock, options, SAR’s or deferred compensation; (c) payments of earnings with respect to long-term incentive plans; (d) tax payment reimbursements; or (e) preferential discounts on Company stock.

(4)	On November 21, 2001, the Named Executive Officers were granted shares subject to options under the 2001 Stock Option Plan, with an exercise price of $10.91 per share, as follows: Mr. Palagiano, 168,750; Mr. Devine, 105,750; Mr. Mahon, 56,250; Messrs. King and Pucella, 18,000 each. On February 1, 2003, the Named Executive Officers were granted shares subject to options under the 2001 Stock Option Plan, with an exercise price of $13.16 per share, as follows: Mr. Palagiano, 174,750 shares; Mr. Devine, 111,000 shares; Mr. Mahon, 60,750 shares; Mr. King 24,000 shares and Pucella, 20,250 shares.

(5)	During the years ended December 31, 2003, 2002 and 2001, neither the Company nor the Bank maintained any long-term incentive plans.

(6)	Amounts include (i) the dollar amount of premiums, if any, paid by the Bank with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of the Named Executive Officer and (ii) the Bank’s contributions on behalf of the Named Executive Officer to the 401(k) Plan and the ESOP. During each of the years ended December 31, 2003, 2002 and 2001, the dollar amount of such life insurance premiums were as follows: Mr. Palagiano, $6,573, Mr. Devine, $2,830 and Mr. Mahon $7,115. The amount of Bank contributions to the 401(k) Plan were as follows: Messrs. Palagiano, Devine, Mahon, King, and Pucella, $6,000 each during the years ended December 31, 2003 and 2002, and $5,100 each during the year ended December 31, 2001. Shares allocated under the ESOP to the Named Executive Officers were as follows: Messrs. Palagiano, Devine, Mahon, King, and Pucella, 1,916 shares each during the year ended December 31, 2003, 2,475 shares each during the year ended December 31, 2002 and 2,474 shares each during the year ended December 31, 2001. The amount reported above for shares allocated under the ESOP was determined based upon the acquisition cost of shares by the ESOP of $2.96 (See “Compensation of Executive Officers—Benefits—Retirement Plan,” “Benefits—401(k) Plan,” and “Benefits—ESOP”). Amounts also include accruals under the defined contribution portion of the BMP. During the year ended December 31, 2003, these accruals totaled $1,116,939, $366,704, $211,652, $130,431, and $187,512 for Messrs. Palagiano, Devine, Mahon, King, and Pucella, respectively. During the year ended December 31, 2002, these accruals totaled $643,467, $613,249, $201,691, $142,674, and $99,876 for Messrs. Palagiano, Devine, Mahon, King, and Pucella, respectively. During the year ended December 31, 2001, these accruals totaled $286,431, $268,791, $505,249, $115,908, and $144,753 for Messrs. Palagiano, Devine, Mahon, King and Pucella, respectively. (See “Compensation of Executive Officers—Benefits—BMP”).

Employment Agreements

The Company and the Bank are parties to employment agreements (“Employment Agreements”) with each of Messrs. Palagiano, Devine and Mahon (“Senior Executives”). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both the Company and the Bank will be able to maintain a stable and competent management base. The Company’s and the Bank’s continued success depends to a significant degree on the skills and competence of the Senior Executives.

The Employment Agreements provide for three-year terms (the “Employment Period”). The Bank’s Employment Agreements provide that, prior to the first anniversary date and continuing each anniversary date thereafter, the Bank’s Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years. Each of the Bank’s Employment Agreements has been extended to a December 31, 2006 expiration date. The Company’s Employment Agreements provide for automatic daily extensions unless written notice of non-renewal is given by the Board of Directors or the Senior Executive, in which event the Employment Agreement shall end on the third anniversary of such notice.

The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements. In the event that either the Company or the Bank chooses to terminate the Senior Executive’s employment for reasons other than for cause, or in the event that the Senior Executive’s resignation from the Bank or the Company is for “good reason” as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive would have been entitled under the Bank’s BMP. Both the Bank and the Company would also continue the Senior Executive’s life, health and disability insurance coverage for the remaining terms of the Employment Agreements. For purposes of the Employment Agreements, “good reason” generally means (i) assignment of duties inconsistent with the Senior Executive’s status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority), (iii) failure to pay compensation or deferred compensation within seven days of when due unless inadvertent, immaterial or cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive, (v) failure to continue to provide certain benefits or materially maintain benefits (unless mandated at the initiation of applicable regulatory authority), (vi) failure of the Bank to obtain a satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vii) any purported termination by the Bank not for cause or disability, (viii) any or no reason during the period of sixty (60) days beginning on the first anniversary of the effective date of a change of control, as defined in the Employment Agreement, (ix) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members, (x) a relocation of the Senior Executive’s principal place of employment outside of the New York metropolitan area or (xi) a material breach of the Employment Agreements, unless cured within 30 days. In general, for purposes of the Employment Agreements, a “change of control” will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as Common Stock of the Company, or in connection with mergers or consolidations of assets or a contested election of directors which results in a change of control of the majority of the Company’s or Bank’s Board of Directors or liquidation or sale of substantially all the assets of the Company or the Bank.

In the event of a change in control of the Company or Bank, the Company’s Employment Agreements provide that (1) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (2) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefits due to the Senior Executive under the Bank’s and the Company’s qualified and nonqualified defined benefit pension plans. The target pension is 26 2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16 2/3% of highest aggregate salary and bonus for Mr. Mahon. Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest.

Payments to the Senior Executives under the Bank’s Employment Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. The Company will make all payments under its own Employment Agreements. To the extent that payments under the Company’s Employment Agreements and the Bank’s Employment Agreements are duplicative, payments due under the Company’s Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company’s Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any “excess parachute” excise taxes.

Employee Retention Agreements

The Bank has, jointly with the Company, entered into Employee Retention Agreements (“Retention Agreements”) with 49 employees including the following two Named Executive Officers: Messrs. King and Pucella (each a “Contract Employee” or together “Contract Employees”). The purpose of the Retention Agreements is to secure the Contract Employees’ continued availability and attention to the Bank’s affairs, relieved of distractions arising from the possibility of a change of control, as defined in the Retention Agreements. The Retention Agreements do not impose an obligation on the Bank to continue the Contract Employees’ employment but provide for a period of assured compensation (the “Assurance Period”) following a change of control. The Retention Agreements of all Contract Employees other than Messrs. King and Pucella provide for Assurance Periods of one, two or three years commencing on the date of a change of control. The Retention Agreements of Messrs. King and Pucella both contain Assurance Periods of five years. The applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is provided by the Bank or the Contract Employee, in which case the Assurance Period would end on the first, second, third or fifth anniversary of the date such notice is given.

If, during the Assurance Period, or prior to commencement of the Assurance Period but within three months of and in connection with a change of control (as defined in the Retention Agreements), a Contract Employee is discharged without “cause” (as defined in the Retention Agreements) or voluntarily resigns within ninety days following: (i) a failure to appoint or elect the Contract Employee to the same position in which he or she was serving; (ii) a material failure, after notice, to vest in the Contract Employee his or her responsibilities on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior officer to which he or she may be appointed); (iii) a failure of the Bank to cure a material breach of the Retention Agreement after notice; (iv) a reduction in compensation or a material reduction in benefits; or (v) relocation of the Contract Employee’s principal place of employment which results in certain adverse commuting increases, the Contract Employee (or, in the event of his or her death, his or her estate) would be entitled to, subject to certain restrictions, (a) continued group life health accident and long-term disability insurance benefits for the unexpired Assurance Period, (b) a lump sum cash payment equal to the remaining base salary (present value) and bonus payments the Contract Employee would have earned during the unexpired Assurance Period, and (c) any additional contributions and benefits that the Contract Employee would have earned under the Bank’s or the Company’s employee benefit plans during the unexpired Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements, excluding Messrs. King and Pucella, is limited to three times the Contract Employee’s average annual total compensation for the five years prior to termination. Payments to the Contract Employees under their respective Retention Agreements are guaranteed by the Company to the extent that the required payments are not made by the Bank.

Cash and benefits paid to Messrs. King and Pucella under the Retention Agreements, together with payments under other benefit plans following a “change of control,” may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank under Section 4999 of the Code. The Retention Agreements include a provision whereby the Company pays Messrs. King and Pucella the net amount of their termination benefits after any tax imposed under Section 4999 of the Code or the maximum amount which may be paid without giving rise to any tax under Section 4999, whichever is greater.

Benefits

Retirement Plan.    The Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh (the “Retirement Plan”), a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees at least age 21 who have completed a minimum of one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant’s average annual earnings multiplied by the participant’s years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the

Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no benefits have been accrued under the Retirement Plan since March 31, 2000.

401(k) Plan.    The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code.

Under a 401(k) Plan amendment effective July 1, 2000, the 401(k) Plan annually receives the proceeds from a 100% vested cash contribution to all participants in the ESOP in the amount of 3% of “covered compensation” [defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan] up to applicable IRS limits. This contribution is allocated to eligible participants, regardless of their participant contribution level.

The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued shares or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and tender rights relating to Common Stock held in their accounts.

ESOP.    The Company has established, and the Bank has adopted, an ESOP and related trust for the benefit of eligible employees. All of the Company’s and the Bank’s salaried employees are eligible to become participants in the ESOP. As of the Record Date, the ESOP holds 3,600,408 shares of Common Stock, all of which were purchased during the Company’s initial public offering. Of this total, 1,809,942 shares have been allocated to individual participant accounts, while 1,790,466 remain unallocated. In order to fund the ESOP’s purchase of such Common Stock, the ESOP borrowed the aggregate purchase price from the Company. Effective July 1, 2000, the loan maturity period was extended by approximately 20 years from June 2006 to June 2026, and continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

Shares purchased by the ESOP were pledged as collateral for the loan from the Company and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant’s compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or the occurrence of a “change of control,” as defined by the ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

Effective July 1, 2000, either the Company or the Bank became required to make a 100% vested cash contribution annually to all participants in the ESOP in the amount of 3% of “covered compensation.” This contribution is guaranteed through December 31, 2006 (unless the ESOP is terminated before) and will be discretionary thereafter. This contribution is automatically transferred to the 401(k) Plan.

The ESOP Committee may instruct the unrelated corporate trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA. The ESOP may purchase additional shares of Common Stock in the future.

BMP.    The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided to the Named Executive Officers for the year ended December 31, 2003 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation Table under the column “All Other Compensation” (See “Compensation of Executive Officers—Executive Compensation”). Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP.

RRP.    The Company has adopted the RRP which was approved by shareholders at the 1996 Annual Meeting. Under the RRP, 1,963,912 shares were acquired and allocated to directors, officers and employees of the Company or its subsidiaries on February 1, 1997. All of these shares vested in equal 20% installments on February 1, 1998, 1999, 2000, 2001 and 2002. On each vesting date subsequent to February 1, 1998, the RRP re-acquired shares that were sold by participants in order to meet income tax obligations associated with the vesting. In addition, during the period February 1, 1997 through February 1, 2002, RRP shares that were forfeited by participants were retained in the RRP. The shares re-acquired or retained by the RRP during the period February 1, 1997 through February 1, 2002, either through the repurchase or forfeiture of previously allocated shares, totaled 343,797. On May 17, 2002, a grant of 67,500 RRP shares was made to executive officers of the Company. These shares vest as follows: 20% on November 25, 2002, and 20% each on April 25, 2003, 2004, 2005 and 2006. Upon the vesting of these shares in November, 2002 and April 2003 the RRP re-acquired 10,687 shares that were sold by participants in order to satisfy income tax obligations associated with the vesting. No additional shares were allocated by the RRP during the year ended December 31, 2003. The remaining 286,984 shares held by the RRP at December 31, 2003 remain eligible for future allocation.

1996 Stock Option Plan.    The Company has adopted the 1996 Stock Option Plan, which was approved by the Company’s shareholders at the 1996 Annual Meeting. Under the 1996 Stock Option Plan, 5,525,566 options have been granted to outside directors, and officers and employees of the Company or its subsidiaries, of which 1,368,588 were outstanding as of the Record Date and 1,325,725 were exercisable as of the Record Date. The options granted under the 1996 Stock Option Plan were intended to qualify as “incentive stock options” under Section 422 of the Code.

2001 Stock Option Plan.    The Company’s Board of Directors has adopted the 2001 Stock Option Plan, which was approved by the Company’s shareholders at the 2001 Annual Meeting. Under the 2001 Stock Option Plan, up to 253,125 stock options are eligible for grant to the Company’s outside directors and up to 1,771,875 stock options are eligible for grant to officers and employees of the Company or its subsidiaries. As of the Record Date, 2,000,887 stock options have been granted to outside directors, officers and employees of the Company or the Bank, of which 1,933,542 are outstanding and 505,221 are exercisable as of the record date. All options currently granted under the 2001 Stock Option Plan are subject to earlier expiration in the event of termination of employment. In the case of termination due to death, disability, retirement, or under a “change of control,” as defined by the 2001 Stock Option Plan, all options become immediately vested. The options granted under the 2001 Stock Option Plan are intended to qualify as “incentive stock options” under Section 422 of the Code.

The following table provides certain information with respect to options exercised by the Named Executive Officers during the year ended December 31, 2003, and the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers on December 31, 2003. Also reported is the value of “in-the-money” options, which represents the positive spread between the exercise price of any such existing stock options and the closing sale price of the Common Stock of $20.51 per share at December 31, 2003.

Aggregated Option/SAR Exercises During the Year Ended December 31, 2003

and Option/SAR Values as of December 31, 2003

Name	# of Shares Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end (2) (#) Exercisable / Unexercisable	$ Value of Unexercised In-the-money Options/ SARS at Fiscal Year-end (2) Exercisable / Unexercisable
Vincent F. Palagiano	300,000	$3,660,144	497,280/259,125	$7,501,794/$2,094,995
Michael P. Devine	67,500	920,920	259,005/163,875	3,848,260/1,323,820
Kenneth J. Mahon	43,380	573,090	28,125/88,875	269,980/716,715
Timothy B. King	40,500	498,375	15,000/33,000	183,620/262,880
Michael Pucella	60,750	857,191	9,000/29,250	86,380/235,305

(1)	Value realized is calculated as follows: a) in the event of an exercise and sale transaction, the fair market value of the shares of Common Stock sold upon exercise less the exercise cost; b) in the event of an exercise and hold transaction, the closing fair market value of the Company’s Common Stock on the date of exercise as quoted on the Nasdaq Stock Market less the exercise cost.

(2)	The exercisable options as of December 31, 2003 for Messrs. Palagiano, Devine, Mahon, King and Pucella that were granted under the 1996 Stock Option Plan were as follows: Mr. Palagiano—412,905 options, Mr. Devine—206,130 options, Mr. Mahon—no options, Mr. King—6,000 options and Mr. Pucella—no options. These options vested over a five-year period with the final vesting occurring on December 26, 2001. All of these options expire on December 26, 2006, are subject to earlier expiration upon termination of employment and have an exercise price of $4.30 per share. The exercisable options at December 31, 2003 that were granted under the 2001 Stock Option Plan were as follows: Mr. Palagiano—84,375 options, Mr. Devine—52,875 options, Mr. Mahon—28,125 options, Mr. King—9,000 options and Mr. Pucella—9,000 options. All of these option awards have an exercise price of $10.91 per share and were granted on November 21, 2001. All of the unexercisable options held by Messrs. Palagiano, Devine, Mahon, King and Pucella shown in the table above were granted under the 2001 Stock Option Plan.

The following table summarizes the grants of stock options that were made to the Named Executive Officers during year ended December 31, 2003.

Option/SAR Grants During the Year Ended December 31, 2003

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#) (1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year (%)	Exercise of Base Price (Per Share) ($) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Over Option Term (3)
					5% ($)	10% ($)
Vincent F. Palagiano	174,750	28.9%	$13.16	2/1/2013	$1,446,930	$3,664,508
Michael P. Devine	111,000	18.4	$13.16	2/1/2013	919,080	2,327,670
Kenneth J. Mahon	60,750	10.1	$13.16	2/1/2013	503,010	1,273,928
Timothy B. King	24,000	4.0	$13.16	2/1/2013	198,720	503,280
Michael Pucella	20,250	3.4	$13.16	2/1/2013	167,670	424,643

(1)	All options granted vest in equal 25% installments on February 1, 2004, 2005, 2006 and 2007. Of the amounts granted in the above table, options to purchase 19,740 shares of Common Stock for Mr. King, options to purchase 17,865 shares of Common Stock for Mr. Pucella and options to purchase 15,207 shares of Common Stock for each of Messrs. Palagiano, Devine and Mahon are intended to qualify as incentive stock options. All remaining grants listed in the above table are non-qualified stock options.

(2)	The exercise price may be paid in whole or in part in cash or through the surrender of previously held shares of Common Stock.

(3)	The amounts stated assume the specified annual rates of appreciation only. Actual experience is dependent upon the future performance of the Company’s Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in the above table will be achieved.

Transactions With Certain Related Persons

Federal banking law requires that all Bank loans or extensions of credit to executive officers and Directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and also to certain persons related to executive officers and Directors. All such loans were: (i) made by the Bank in the ordinary course of business; (ii) were not made with more favorable terms; (iii) did not involve more than the normal risk of collectibility; and (iv) did not present unfavorable features. The Bank owned no outstanding loans to executive officers or associates of executive officers or Directors as of February 28, 2004. The Company intends that all transactions in the future between the Company and its executive officers, Directors, holders of 5% or more of the shares of any class of its Common Stock and affiliates thereof, similarly will contain terms that are no less favorable to the Bank than those it could have obtained in arms-length negotiations with unaffiliated persons. All such loans will further be approved by a majority of its independent outside Directors not having any interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2003 (“Sarbanes-Oxley”) prohibits the extension of personal loans to directors and executive officers of issuers (as defined in Sarbanes-Oxley). The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as the Bank, that is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Messrs. Curtin and Farrell are partners in the law firm of Conway, Farrell, Curtin & Kelly, P.C. (“Conway Farrell”). The Bank retains Conway Farrell to conduct loan closings and perform other requested legal services. The Bank paid fees directly to Conway Farrell during the year ended December 31, 2003 totaling $20,790 for other legal services provided. In addition, Conway Farrell received fees in the amount of approximately $2,247,500 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for the year ended December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below:

•	A Form 4 reporting the sale of 18,391 shares of Common Stock by John J. Flynn was filed late.

PROPOSAL 2

APPROVAL OF ANNUAL INCENTIVE PLAN

NEW PLAN BENEFITS

ANNUAL INCENTIVE PLAN

Appendix B to this Proxy Statement contains the full text of the Annual Incentive Plan. Appendix B is incorporated by reference into the following plan summary. The summary is qualified in its entirety by this reference. Certain capitalized terms utilized in this discussion are defined in the Annual Incentive Plan.

Background

Since 1999, the Company and the Bank have provided performance-linked compensation opportunities to their officers, including executive officers, using cash incentives that are linked to the achievement of predetermined performance objectives under an Annual Incentive Plan. The Annual Incentive Plan was approved by shareholders on November 10, 1999. Applicable law does not require that the Company obtain shareholder approval; however, the Company cannot deduct fiscal year taxable compensation in excess of $1,000,000 that it pays to either its Chief Executive Officer or any of its other Named Executives, unless such compensation constitutes “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code. Cash compensation that the Company pays to such individuals must be authorized by shareholders to be considered “qualified performance-based compensation.” Where performance-linked compensation is paid under a shareholder-authorized plan that allows discretion in the selection of performance goals and the establishment of specific targets, section 162(m) of the Code requires that the range of available performance goals be disclosed to and approved by shareholders every five years. The Company is not implementing an additional compensation plan, but instead is seeking shareholder approval to continue the existing Annual Incentive Plan, with certain modifications, for another five years. If the shareholders do not approve the Annual Incentive Plan, the Company will not pay bonuses under the plan.

Administration

The Annual Incentive Plan is administered by a committee of the Board of Directors which is comprised of at least two outside directors. Unless otherwise determined by the Board of Directors, the Compensation Committee will be the committee under the Annual Incentive Plan. The Compensation Committee will interpret and adopt the rules and regulations for carrying out the plan. Its duties include designating participants, individual award opportunities, and/or bonus pool award opportunities; designating and administering performance goals and other award terms and conditions; certifying the bonus amounts earned for any award year; determining the effect on an award of termination of employment; and deciding whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Compensation Committee’s election, as well as elective deferrals at the election of participants. The Compensation Committee has substantial discretion to make all other determinations related to bonus opportunities under the Annual Incentive Plan.

Eligible Persons and Participation

The eligible persons under the Annual Incentive Plan are the officers and employees (including officers and employees who are also Directors) of the Company and its subsidiaries and affiliates. Participants under the Annual Incentive Plan are senior executive or other key employees of the Company and its subsidiaries and affiliates selected by the Compensation Committee. As of February 29, 2004, there were 5 eligible employees.

Performance Goals

Prior to the ninetieth day of each fiscal year (or during subsequent periods permitted under the Annual Incentive Plan, as amended, or applicable regulations), the Compensation Committee will set specific performance goals for each participant for the year. The performance goals are limited to one or more of the following Company or subsidiary financial performance measures:

(i)	Earnings per common share
(ii)	Net income
(iii)	Return on average equity
(iv)	Return on average assets
(v)	Core earnings
(vi)	Stock price
(vii)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(viii)	Operating income
(ix)	Operating efficiency ratio

(x)	Net interest spread
(xi)	Loan production volumes
(xii)	Non-performing loans
(xiii)	Cash flow
(xiv)	Total shareholder return
(xv)	Net revenue
(xvi)	Gross revenue
(xvii)	Operating expense
(xviii)	Fee income
(xix)	Deposit growth
(xx)	Any other performance criteria established by the Administrative Committee
(xxi)	Any combination of (i) through (xx) above

Performance goals indicated may be established on the basis of either reported earnings or cash earnings. Under the Annual Incentive Plan as amended, any performance goal may be based on performance relative to an individual corporate goal set for the Company, the Company’s individual performance in relation to the performance of institutions in a designated peer group or a combination individual corporate performance and performance in relation to a peer group. Performance goals applicable to the Company’s Chief Executive Officer or other Named Executive Officers must be selected from items (i) through (xix).

For each specific performance goal, a predetermined bonus amount can be earned by the participant upon achievement of the goal. Performance goals must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). The Compensation Committee believes that the specific performance targets with respect to each business criterion constitute confidential business information, the disclosure of which could adversely affect the Company.

Maximum Payout

Under the Annual Incentive Plan as amended, the maximum payment opportunity to the Chief Executive Officer or any other Named Executive Officer for any award year may not exceed $1.5 million. Under the existing Annual Incentive Plan, the limit is $1.0 million.

Payment of Awards

All awards that are earned shall be paid at such time and in such amounts (not in excess of the maximum established for each person) as determined by the Compensation Committee and may be paid in cash or in shares of Common Stock at the election of the Compensation Committee and/or the participant. The number of shares of Common Stock delivered in satisfaction of an award paid in Common Stock will be based on the dollar value of the award that has been earned and the fair market value of a share on the date the cash award would otherwise be paid. The Company may use authorized but unissued shares, treasury shares or outstanding shares purchased from other investors for this purpose.

Termination or Amendment of the Annual Incentive Plan

The Board of Directors, subject to its delegation of powers to the Compensation Committee, may at any time terminate, in whole or in part, or amend the Annual Incentive Plan, provided that, except as otherwise provided in the plan, no amendment or termination shall adversely affect the rights of any participant under any awards previously granted to or deferred by the participant. In the event of a termination of the plan, the Compensation Committee may in its sole discretion direct any remaining payments to participants in a lump sum or installments as the Committee shall prescribe with respect to each participant. Any material amendment to the plan (including, but not limited to, a change in the class of individuals eligible to participate, the maximum annual award, or the authorized performance measures) must be approved by the Company’s shareholders if required by and in accordance with section 162(m) of the Code. The Plan has a five-year term, and any extension of the Plan beyond such five-year term will require additional shareholder approval.

New Plan Benefits Table

Annual Incentive Plan

The Compensation Committee has determined not to provide for certain awards under the Annual Incentive Plan for 2004. The following New Plan Benefits Table reflects the cash incentives paid under the Annual Incentive plan for the 2003 fiscal year.

Name and Position	Dollar Value
Vincent F. Palagiano—Chairman of the Board and Chief Executive Officer	$212,000
Michael P. Devine—President and Chief Operating Officer	169,000
Kenneth J. Mahon—Executive Vice President and Chief Financial Officer	145,000
Timothy L. King—Senior Vice President and Chief Investment Officer	85,000
Michael Pucella—Senior Vice President—Finance	75,000

All Current Executive Officers (5 persons)	$686,000

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. ANNUAL INCENTIVE PLAN

PROPOSAL 3

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

The Board of Directors has adopted the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan (the “Plan”), subject to shareholder approval. Provided below is a summary of the Company’s reasons for adopting the Plan and seeking shareholder approval. The following summary is qualified in its entirety by the full text of the Plan document. The Plan document is included at the end of this Proxy Statement in Appendix C and is incorporated by reference into this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. 2004 STOCK INCENTIVE PLAN.

Reasons the Company is Requesting Shareholder Approval

The Company is requesting shareholders to approve the Plan so that the Company may continue to grant stock-based compensation to its Directors and officers. The majority of the companies with which the Company competes for directors and management-level employees are public companies that offer stock awards as part of their director and officer compensation packages. By approving the Plan, the shareholders will enable the Company to continue offering a competitive compensation package that is linked to stock price performance in attracting and retaining highly qualified directors and officers.

In addition, as a Nasdaq Stock Exchange listed company, the Company is required to seek the approval of its shareholders before implementing an equity compensation plan such as the Plan. Shareholder approval will also enhance the Company’s ability to deduct the expense of certain awards for federal income tax purposes.

If the Company Does Not Receive Shareholder Approval It Will Not Implement the Plan

If the Company does not receive shareholder approval, the Plan will not be implemented. In this event, the Company expects that its Board of Directors will consider substituting other forms of compensation to assure that the Company’s compensation packages for officers and directors are competitive with those of other publicly traded financial services companies in the New York City Metropolitan area.

Purpose of the 2004 Stock Incentive Plan

The purpose of the Plan is to promote the Company’s growth and profitability; provide certain key officers, employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives; attract and retain individuals of outstanding competence; and provide such individuals with an equity interest in the Company.

Description of the 2004 Stock Incentive Plan

Administration.    Initially, the Plan will be administered by a committee appointed by the Board of Directors consisting of the members of the Compensation Committee of the Company’s Board of Directors. The administrative committee will consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee.

Stock Subject to the 2004 Stock Incentive Plan.    The Company will at all times reserve and keep available such number of Common Stock as may be required to satisfy the needs of the Plan. A maximum of 1,496,300 shares of Common Stock may be issued under the Plan. As of March 31, 2004, the aggregate fair market value of the shares to be reserved under the Plan was $30,449,705, based on the closing sales price per share of the Company’s Common Stock of $20.35 on the Nasdaq Stock Market on March 31, 2004.

Eligibility.    The administrative committee selects the people who may participate in the plan. Any key employee or non-employee Director of the Company, the Bank or any other subsidiary, may be selected to participate. As of March 31, 2004, there were 76 employees and 9 non-employee Directors eligible to be selected for participation.

Terms and Conditions of Awards.    The administrative committee may, in its discretion, grant any or all of three types of equity-linked awards to eligible individuals: stock options, restricted stock awards and stock appreciation rights. The administrative committee will, in its discretion, determine the type of awards made and establish other terms and conditions applicable to the award. In establishing terms and conditions, it must observe the following restrictions:

•	It may not grant awards that will result in the issuance of more than 1,496,300 shares in the aggregate or more than 374,075 as restricted stock awards.
•	It may not grant awards for more than 250,000 shares annually in the form of options or stock appreciation rights, nor more than 60,000 shares annually in the form of restricted stock, to any individual “covered employee” under section 162(m) of the Code.
•	It may not grant awards with an effective date that is before the date that the Company receives shareholder approval for the Plan.

Stock Options.    The administrative committee establishes the terms and conditions of the stock options that it grants. In creating terms and conditions, it must observe the following restrictions:

•	It may not grant a stock option with a purchase price that is less than the fair market value of a share of the Company’s Common Stock on the date it grants the stock option.
•	It may not grant a stock option with a term longer than 10 years.

The administrative committee may grant incentive stock options to officers and employees that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the Plan. Unless otherwise designated by the administrative committee, options granted under the Plan will be exercisable for a period of five years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to discharge without cause, one year after termination of employment due to death, disability or retirement, or immediately upon voluntary resignation or termination for cause). The exercise period may be further extended (but not beyond a maximum option period of ten years) by up to three years in the event of a change of control and, in the event the option is scheduled to expire while a securities trading suspension is in effect for an option holder, until 90 days following the end of the suspension period.

Upon the exercise of an option, the exercise price must be paid in full. Payment may be made in cash, shares of Common Stock already owned by the option holder or in such other consideration as the administrative committee authorizes. Vested options may be transferred prior to exercise only to certain family members and on the death of the option holder. If permitted by the administrative committee, options may be exercised before they are vested. In this event, the shares issued upon exercise will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring that the shares be returned to the Company in exchange for the lesser of the exercise price paid or the fair market value of the shares when returned if the vesting conditions are not satisfied. Unless otherwise specified by the administrative committee, stock options will not be exercisable prior to vesting and will vest at the rate of 25% per year beginning on the first anniversary of the grant date. In the event of termination of employment due to death or disability, the vesting of stock options scheduled to vest within six months after the termination date will be accelerated. In the event of a change of control, the vesting of all options is accelerated.

Restricted Stock.    As a general rule, shares of Common Stock that are subject to a restricted stock award are held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the award recipient shall exercise any voting or tender rights in his or her discretion and the administrative committee shall accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made. If the administrative committee does not specify a vesting schedule, the award will vest at the rate of 25% per year beginning on the first anniversary of the date of grant. In the event of death or termination due to disability prior to the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested. All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made. All unvested awards will vest in the event of a change in control.

Performance-Based Restricted Stock Awards.    At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, the administrative committee shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

(i)	Earnings per common share
(ii)	Net income
(iii)	Return on average equity
(iv)	Return on average assets
(v)	Core earnings
(vi)	Stock price
(vii)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures

(viii)	Operating income
(ix)	Operating efficiency ratio
(x)	Net interest spread
(xi)	Loan production volumes
(xii)	Non-performing loans
(xiii)	Cash flow
(xiv)	Total shareholder return
(xv)	Net revenue
(xvi)	Gross revenue
(xvii)	Operating expense
(xviii)	Fee income
(xix)	Deposit growth
(xx)	Any other performance criteria established by the administrative committee
(xxi)	Any combination of (i) through (xix) above

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance (or the past performance of individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. Performance goals will be measured over a period of at least three years. At least 75% of any performance measurement period will occur after the performance goal(s) are established.

The administrative committee shall determine in its discretion whether the award recipient has attained the goals. If they have been satisfied, it shall certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient). If the performance goals are achieved prior to the end of the performance measurement period, the awards may be distributed early.

Career Service Awards.    At the time of grant, the administrative committee may designate a restricted stock award as a career service award. A career service award does not vest in full unless the recipient remains in continuous service until attaining age 65 or completing the minimum period of service (which must be at least five years) specified by the administrative committee when the award is made. In the event of termination of service before full vesting due to retirement at or after attaining age 55 and completing 10 years of service, death or disability, a pro-rata portion of the award will vest, based on the period of service completed since the grant date of the award relative to the total expected period of service from the grant date to the scheduled vesting date.

Stock Appreciation Rights.    A stock appreciation right affords the holder the right to receive, upon exercise, a payment in cash or shares of Common Stock equal to the positive difference between the exercise price assigned to the right and the fair market value of a share of Common Stock on the exercise date. The administrative committee establishes the terms and conditions of the stock appreciation rights that it grants. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant a stock appreciation right with an exercise price that is less than the fair market value of a share of Common Stock on the date it grants the stock appreciation right.
•	It may not grant a stock appreciation right with a term that is longer than 10 years.

The administrative committee may grant either tandem or stand-alone stock appreciation rights. Tandem stock appreciation rights are granted in tandem with, and are exercisable on the same terms and conditions as, a related stock option that is granted simultaneously. The exercise of a tandem stock appreciation right cancels the related option and the exercise of a related stock option cancels the tandem stock appreciation right. Tandem stock appreciation rights may only be settled in shares of Common Stock. Unless otherwise designated by the administrative committee, stock appreciation rights granted under the Plan will be stand-alone stock appreciation rights, will have an exercise price equal to the fair market value of a share on the date of grant, will be exercisable for a period of five years after the date of grant (or for a shorter period ending upon the holder’s termination of employment for any reason) and will vest at the rate of 25% per year beginning on the first anniversary of the date of grant. In the event of termination of employment due to death or disability, the vesting of stock appreciation rights scheduled to vest within six months after the termination date will be accelerated. In the event of a change of control, the vesting of all stock appreciation rights is accelerated. Vested stock appreciation rights that are not exercised prior to their expiration date will be deemed automatically exercised on their expiration date.

Mergers and Reorganizations.    The number of shares available under the Plan, the maximum limits on awards to individual officers and Directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase nor diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

Conditions of Effectiveness.    The Plan will become effective upon shareholder approval and will continue in effect for ten years from the date of such approval unless terminated sooner. No performance-based restricted stock awards will be granted after the fifth anniversary of the Plan’s effective date unless the list of permissible performance goals is re-approved by the shareholders.

Termination or Amendment

The Board of Directors has the authority to suspend or terminate the Plan in whole or in part at any time by giving written notice to the administrative committee, however, no amendment or termination may affect any award granted prior to the amendment or termination without the recipient’s consent.

The Board of Directors has the authority to amend or revise the Plan in whole or part at any time. As a Nasdaq Stock Market listed company, the Company is required to seek shareholder approval for amendments to the plan that are deemed material under the Nasdaq Stock Market listing rules. The Plan does not authorize the re-pricing of stock options without shareholder approval. No material amendments affecting the terms of performance-based restricted stock awards may be made without shareholder approval.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards.    Restricted stock awards under the Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Stock Options.    Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in cases of termination due to death or disability), the exercise will similarly not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder’s liability, if any, for alternative minimum tax.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment, if directed by the administrative committee on a merger or other reorganization under the Plan’s change of control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment if directed by the administrative committee on a merger or other reorganization under the plan’s change of control provisions is deductible as if it were the exercise of a non-qualified stock option.

Stock Appreciation Rights.    Stock appreciation rights do not have federal income tax consequences for recipients or for the Company when they are granted. When a stock appreciation right is exercised, the amount paid in settlement is included in the payee’s gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

Deduction Limits.    Section 162(m) of the Code limits the Company’s deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and the four other Named Executive Officers. Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit. Restricted stock awards, other than performance-based restricted stock awards, may be subject to this deduction limitation if the amount of the restricted stock awards in addition to other compensation of the executive that is subject to the limit exceeds $1,000,000. The Company has designed the Plan so that stock options, stock appreciation rights and performance-based restricted stock awards may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit. The Company expects that the administrative committee will take these deduction limits into account in establishing the size and the terms and conditions of awards. However, the administrative committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Plan. State and local tax consequences may also be significant.

No benefits were provided under the Plan during either 2003 or 2004 through the date of this Proxy Statement. Due to the discretionary nature of benefits under the Plan, no estimate of the potential future benefits for any individual or group of individuals is feasible.

The following table presents equity compensation plan information as of December 31, 2003:

	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)] (c)
Equity compensation plans approved by the Company’s shareholders	2,939,294	$7.49	1,061,633	(1)
Equity compensation plans not approved by the Company’s shareholders	—	—	—

(1)	Amount composed of 286,984 shares held by the RRP that remain available for issuance to individual employees, officers or Outside Directors of the Company as of December 31, 2003, and 774,649 stock options that remain available for future issuance under the 1996 and 2001 Stock Option Plans. Substantially all of the remaining stock options available for future issuance are available under the 2001 Stock Option Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company’s independent auditors for the year ending December 31, 2004, subject to ratification of such appointment by the Company’s shareholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to any action the Audit Committee would take if the shareholders do not ratify the appointment.

Audit Fees

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

	Year Ended December 31, 2003	Six Months Ended December 31, 2002
Audit Fees (a)	$303,200	$265,250
Audit-Related Fees (b)	33,150	41,900
Tax Fees (c)	90,100	101,300
All Other Fees	—	—

Total	$426,450	$390,750

(a) Fees for audit services billed in 2003 and 2002 consisted of:

•	Audits of the Company’s annual and six month transition financial statements
•	Reviews of the Company’s quarterly financial statements
•	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters

(b) Fees for audit-related services billed in 2003 and 2002 consisted of:

•	Financial accounting and reporting consultations
•	Sarbanes-Oxley Act, Section 404 advisory services
•	Internal control reviews
•	Employee benefit plan audits

(c) Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice:

Fees for tax compliance services totaled $73,200 and $81,300 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal, state and local income tax return assistance
ii.	Sales and use, property and other tax return assistance
iii.	Research & Development tax credit documentation and analysis for purposes of filing amended returns
iv.	Requests for technical advice from taxing authorities

Fees for tax planning and advice services totaled $16,900 and $20,000 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

i.	Tax advice related to stock benefit plans
ii.	Preparation of income tax returns for individual executives of the Company.

The sum of Tax Planning and Advice Fees and All Other Fees, expressed as a percentage of the sum of Audit Fees, Audit-Related Fees and Tax Compliance Fees, was 4.1% and 5.1%, respectively during 2003 and 2002.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in 2003 were pre-approved in accordance with the Audit Committee’s pre-approval policy. Pursuant to the policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the independent auditor, including the fees and terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with individual Directors or the entire Board by sending correspondence indicating that it is a shareholder communication in care of the Corporate Secretary of Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211. The correspondence will be forwarded, unopened, as follows: (a) if addressed to an individual Director, it will be provided to the addressee; or (b) if addressed to the entire Board, it will be provided to the Chair for review and appropriate distribution.

Shareholders wishing to communicate with the Chair of the Nominating and Governance Committee or the non-management Directors as a group may contact them care of the Corporate Secretary at the above address, who will forward the correspondence to the addressee(s).

OTHER MATTERS

As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other matters to be brought before the shareholders at the Annual Meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

2005 ANNUAL MEETING STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement for the Annual Meeting of Shareholders to be held in 2005, all shareholder proposals must be submitted to the Secretary of the Company at its offices at 209 Havemeyer Street, Brooklyn, New York 11211 on or before December 15, 2004. The Nominating and Governance Committee will consider director candidates recommended by shareholders. Under the Company’s Bylaws, shareholder nominations for director and shareholder proposals not included in the Company’s 2005 proxy statement, in order to be considered for possible action by the shareholders at the 2005 Annual Meeting of Shareholders, must be delivered to or received by the Secretary of the Company, at the address set forth above: (i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder’s notice to the Secretary shall set forth such information as required by, and otherwise comply with, the Company’s Bylaws. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not satisfy all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for consideration at the 2005 Annual Meeting.

Multiple Shareholders Sharing One Address

Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the Proxy Statement was delivered. Shareholders may notify the Company that they desire to receive a separate copy of the current or a future Proxy Statement by writing Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, NY 11211, Attn: Investor Relations, or by telephoning the Investor Relations Department at (718) 782-6200, ext. 8279. By using either of these methods, shareholders sharing an address may additionally request delivery of a single copy of a Proxy Statement if they are receiving multiple copies.

Annual Report

A copy of the Annual Report to shareholders for the period ended December 31, 2003, including the consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 2003, accompanies this Proxy Statement. The consolidated financial statements have been audited by Deloitte & Touche LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Kenneth A. Ceonzo, Director of Investor Relations, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, or by calling (718) 782-6200, extension 8279, or by accessing our corporate website www.dsbwdirect.com.

By Order of the Board of Directors

Lance J. Bennett
Secretary

Brooklyn, New York

April 12, 2004

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

DIME COMMUNITY BANCSHARES, INC.

AUDIT COMMITTEE CHARTER

I. Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of Dime Community Bancshares, Inc. and subsidiaries (the “Company”) to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring the compliance by the Company with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company’s internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board.

II. Appointment and Composition

The members of the Audit Committee shall be appointed by the Board and will consist of a minimum of three independent directors. One member of the Audit Committee shall be appointed as Chairman of the Audit Committee by the Board. The Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings and making reports to the Board. Members of the Audit Committee, including its chairman, will serve one year terms or until their successors are elected and qualified. Each member of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers or such other securities exchange on which the Company’s shares may be listed.

In any event, all of the members will be directors:

1. Who are not officers or employees of the Company or its subsidiaries;

2. Who have no relationship to the company that may interfere with the exercise of their independence from management and the company; and

3. Who are financially literate and at least one member of the committee will have accounting or related financial management expertise.

III. Authority

The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or others for this purpose if, in its judgment, that is appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board at the meeting of the Board immediately following the regular quarterly meeting of the Audit Committee and at such other times as the Chairman of the Audit Committee may deem appropriate, or at the request of the Board.

IV. Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall appoint, from its membership or otherwise, as secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee may at any time adjourn to an Executive Session at which only members of the Audit Committee and invited guests may be present.

V. Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments, whether or not recorded, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based upon such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s Annual Report on Form 10-K.

3. Discuss with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release, if practicable, and (3) the results of the review of such information by the independent auditors. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

4. Evaluate and recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of shareholders. The Board, upon recommendation by the Audit Committee subject to any action taken by the Board, has the ultimate authority and responsibility to nominate for shareholder approval, evaluate and where appropriate, replace the outside auditor.

5. Approve the fees to be paid to the independent auditor.

6. Obtain annually from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1; engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and when determined to be necessary by the Audit Committee, take, or recommend that the Board take, appropriate action to ensure the objectivity and independence of the independent auditor.

7. Discuss with management, the internal auditor and the independent auditor the quality and adequacy of and the compliance with the Company’s internal controls.

8. Oversee the internal audit function, including approving audit plans and scope, ascertaining the quality and independence of the internal audit staff and reviewing significant findings and recommendations.

9. Meet with the independent auditor and senior internal auditing executive prior to the audit to review the planning and staffing of the audit to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

10. Discuss with the independent auditor those matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

11. Discuss with the independent auditor and the internal auditor their judgments as to:

a)	the quality of the Company’s internal and external financial reporting process;

b)	the quality and appropriateness of the Company’s accounting principles, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates; and

c)	the clarity of the financial disclosure used in the financial statements.

12. Review with the internal auditor significant findings and recommendations reported to management by the independent auditor during the year and management’s responses thereto.

13. Review with the independent auditor, management and the internal auditor any problems or difficulties encountered and any management letter provided by the independent auditor and the Company’s response to that letter. Such review should include:

(a) Any difficulties or disputes with management encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b) Any changes required in the planned scope of the audit.

14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

15. Review with the Company’s outside legal counsel or, at the Audit Committee’s discretion, outside legal counsel of its choosing, legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies. Review with management and the internal auditor the company’s policies and procedures to ensure compliance with applicable laws and regulations.

16. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

Appendix B

DIME COMMUNITY BANCSHARES, INC.

ANNUAL INCENTIVE PLAN

SECTION 1. Purpose.

The purpose of the Dime Community Bancshares, Inc. (“Dime”) Annual Incentive Plan (the “Plan”) is to provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Dime (the “Company”). The Plan is part of an overall compensation program which ties the achievement of annual strategic and operating goals with compensation.

SECTION 2. Definitions.

For the purposes of the Plan, the following terms shall have the meanings indicated:

“Award” shall mean the payment of an award by the Committee to a Participant pursuant to Section 4.

“Applicable Period” shall mean, with respect to any Award Year, a period commencing on or before the first day of such Award Year and ending no later than the earlier of (i) the 90th day of such Award Year or (ii) the date on which 25% of such Award Year has been completed. Any action required under the Plan to be taken within the period specified in the previous sentence may be taken at a later date with respect to Participants who are not Covered Officers and with respect to Covered Officers if Section 162(m) is amended to permit such later date.

“Award Year” shall mean any fiscal year, or other performance period designated by the Committee, with respect to the Company’s performance in which an Award is granted.

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the Committee designated pursuant to Section 3. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m), as hereinafter defined; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Individual Award Opportunity” shall mean the performance-based award opportunity for a Participant for a given Award Year as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of this Plan.

“Participant” shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4(a) who receives an Individual Award Opportunity.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

SECTION 3. Administration.

(a) Committee. Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board consisting of two or more members of the Board each of whom is an “outside director” within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best, including without limitation:

(i) to designate Participants and Individual Award Opportunities and/or bonus pool award opportunities;

(ii) to designate and thereafter administer the performance goals and other Award terms and conditions;

(iii) to determine and certify the bonus amounts earned for any Award Year;

(iv) to determine the effect on an Award of a termination of employment; and

(v) to decide whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee’s election as well as elective deferrals at the election of Participants.

(b) Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries, and stockholders.

SECTION 4. Eligibility for and Payment of Awards.

(a) Eligible Employees. Subject to the provisions of the Plan, within the Applicable Period, the Committee may select officers or employees of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to such year and determine the amount of the Individual Award Opportunities and the conditions under which they may be earned.

(b) Payment of Awards. Awards that are earned with respect to any Award Year shall be paid to Participants at such times and in such amounts as are determined by the Committee. The Committee may require that a Participant must still be employed as of the end of the Award Year and/or the date on which the bonus is calculated, in order to be eligible for an award for such Award Year and the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole discretion, regarding the impact on an Award of a Participant’s termination of employment. In addition, the Committee may provide for bonus payouts to be paid on a deferred basis and / or in shares of Company stock, including automatic deferrals at the Committee’s election and / or elective deferrals at the election of Participants. In such event, the shares of Company stock delivered in payment of an award that has been earned shall have an aggregate fair market value (determined as of the date the award is earned) equal to the dollar amount of the earned award, and fair market value for this purpose shall be determined on the basis of the closing sales price for a share of Company common stock on the relevant date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading (including the Nasdaq Stock Market as a national securities exchange for this purpose), as of the close of the market in New York City and without regard to after-hours trading activity.

(c) During the Applicable Period, the Committee shall establish the Individual Award Opportunities for such Award Year, which shall be based on achievement of stated target performance goals, and may be stated in dollars or on a formula basis.

(d) Awards to Covered Officers.

(i) Notwithstanding the provisions of Sections 4(a), 4(b), and 4(c) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 4(d). Subject to the discretion of the Committee as set forth in Section 6(b) hereof, the maximum amount of the Award that may be granted with respect to any Award Year to any Covered Officer at the time of such grant shall be $1,500,000.

(ii) Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to an Award Year unless the members of the Committee shall have certified in accordance with Section 162(m) the extent to which the applicable performance goals have been satisfied.

SECTION 5. Performance Goals.

For any given Award Year, the Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if applicable). The performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

(i)	Earnings per common share
(ii)	Net income
(iii)	Return on average equity
(iv)	Return on average assets
(v)	Core earnings
(vi)	Stock price
(vii)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(viii)	Operating income
(ix)	Operating efficiency ratio
(x)	Net interest spread
(xi)	Loan production volumes
(xii)	Non-performing loans
(xiii)	Cash flow
(xiv)	Total shareholder return
(xv)	Net revenue
(xvi)	Gross revenue
(xvii)	Operating expense
(xviii)	Fee income
(xix)	Deposit growth
(xx)	Any other performance criteria established by the Administrative Committee
(xxi)	Any combination of (i) through (xx) above

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

SECTION 6. General Provisions.

(a) Adjustments. If the performance criteria for any Award Year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such criteria and make payments accordingly under the Plan.

(b) No Adjustments for Covered Officers. Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded for purposes of calculating the performance criteria if and to the extent that such adjustments would have the effect of increasing the amount of an Award to a Covered Officer. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 4(d) prior to payment thereof.

(c) No Assignment. No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

(d) Tax Requirements. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e) No Additional Participant Rights. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f) Liability. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

SECTION 7. Amendment and Termination of the Plan.

The Board may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the rights of any Participant under any Awards deferred by such Participant pursuant to Section 4(b). In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 6. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company’s stockholders if required by and in accordance with Section 162(m).

SECTION 8. Re-approval by Shareholders.

Any material terms of the performance goals described in Section 5 shall be disclosed to and re-approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. ANNUAL INCENTIVE PLAN.

Appendix C

DIME COMMUNITY BANCSHARES, INC.

2004 STOCK INCENTIVE PLAN

Adopted March 18, 2004

Effective as of May 20, 2004

DIME COMMUNITY BANCSHARES, INC.

2004 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of Dime Community Bancshares, Inc., by providing certain directors, key officers and employees of Dime Community Bancshares, Inc. and its Parents and Subsidiaries with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of Dime Community Bancshares, Inc.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Award Notice means, with respect to a particular Restricted Stock Award, a written instrument evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

Section 2.2 Bank means The Dime Savings Bank of Williamsburgh, a federally chartered savings institution, and any successor thereto.

Section 2.3 Beneficiary means the Person designated by an Eligible Individual to receive any Shares subject to a Restricted Stock Award made to such Eligible Individual that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Eligible Individual that are exercisable, following the Eligible Individual’s death.

Section 2.4 Board means the Board of Directors of the Company.

Section 2.5 Career Service Award means, in the case of any Recipient, a Restricted Stock Award described in section 6.4.

Section 2.6 Change in Control means any of the following events:

(a) the occurrence of any event (other than an event described in section 2.6(c)(i)) upon which any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company’s then outstanding securities; or

(b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c) the shareholders of the Company approve either:

(i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(A) either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company’s obligations under the Plan; or

(ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

(d) any event that would be described in section 2.6(a), (b) or (c) if the “Bank” were substituted for the “Company” therein.

Section 2.7 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.8 Committee means the Committee described in section 4.1.

Section 2.9 Company means Dime Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

Section 2.10 Covered Employee means, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

Section 2.11 Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.12 Disinterested Board Member means a member of the Board who: (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Items 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares.

Section 2.13 Early Retirement means, in the case of any Recipient, termination of all Service for the Employers at or after attainment of age 55 and the completion of at least ten consecutive years of Service to the Employers.

Section 2.14 Earliest Exercise Date means, with respect to an Option, the earliest date on which the Option may be exercised. The Earliest Exercise Date may, but need not, be the same as the Option’s Vesting Date.

Section 2.15 Effective Date means May 20, 2004.

Section 2.16 Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and select to receive a Restricted Stock Award or a grant of an Option or Stock Appreciation Right pursuant to the Plan.

Section 2.17 Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary.

Section 2.18 Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Individual, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

Section 2.19 Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.20 Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Section 2.21 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the cash payment due upon exercise of a Stock Appreciation Right is computed.

Section 2.22 Fair Market Value means, with respect to a Share on a specified date:

(a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c) if sections 2.22(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 2.23 Family Member means, with respect to any Eligible Individual: (a) any of the Eligible Individual’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Eligible Individual’s household (other than as a tenant or employee, directly or indirectly, of the Eligible Individual); (c) a trust in which any combination of the Eligible Individual and Persons described in section 2.23(a) and (b) own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Eligible Individual and Persons described in sections 2.23(a) and (b) control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Eligible Individual and Persons described in sections 2.23(a) and (b) control more than fifty percent (50%) of the voting interests.

Section 2.24 Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.25 Non-Qualified Stock Option means a right to purchase Shares that is either (a) granted to an Eligible Individual who is not an Eligible Employee or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option, or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.26 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.27 Option Agreement means a written instrument evidencing an Option granted under the Plan.

Section 2.28 Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Section 2.29 Parent means any entity, whether or not incorporated, in an unbroken chain of entities ending with the Company where each entity other than the first entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.30 Performance Goal means, with respect to any Performance-Based Restricted Stock Award, the performance goal or performance goal(s) established pursuant to section 6.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

Section 2.31 Performance Measurement Period means, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

Section 2.32 Performance-Based Restricted Stock Award means a Restricted Stock Award to which section 6.3 is applicable.

Section 2.33 Permitted Transferee means, with respect any Recipient, a Family Member of the Recipient to whom an Option has been transferred in accordance with section 5.8.

Section 2.34 Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.35 Plan means the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan, as amended from time to time.

Section 2.36 Recipient means the person to whom an Option or Stock Appreciation Right is granted or a Restricted Stock Award is made.

Section 2.37 Restricted Stock Award means an award of Shares pursuant to Article VI.

Section 2.38 Retirement means: (a) termination of Service with the Employer in all capacities at or after attaining age 65 or (b) Early Retirement. No termination of Service shall be deemed a Retirement unless the terminating individual enters into a retirement agreement with the Employer, in form and substance satisfactory to the Committee, pursuant to which he agrees to provide limited transition services to the Employer on a consulting basis and/or abide by non-competition, confidentiality, non-derogation and non-disturbance covenants prescribed by the Committee for a fixed period specified by the Committee not to exceed two years.

Section 2.39 SAR Agreement means a written instrument evidencing a Stock Appreciation Right granted under the Plan.

Section 2.40 Service means, unless the Committee provides otherwise in an Option Agreement or SAR Agreement or Restricted Stock Award Notice, service in any capacity as a common-law employee, consultant or non-employee director to the Company or a Parent or Subsidiary.

Section 2.41 Share means a share of Common Stock, par value $.01 per share, of the Dime Community Bancshares, Inc.

Section 2.42 Stock Appreciation Right means the right upon exercise to receive, in cash or Shares, the amount equal to the excess (if any) of (a) the Fair Market Value of a Share on the date of exercise over (b) the Exercise Price.

Section 2.43 Subsidiary means any entity, whether or not incorporated, in an unbroken chain of entities beginning with the Company where each entity other than the last entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.44 Termination for Cause means one of the following:

(a) for an Eligible Individual who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, termination of employment with the Employer upon the occurrence of any of the following:

(i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony;

(ii) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv) the employee breaches his fiduciary duties to the Employer for personal profit; or

(v) the employee’s willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

(b) for an Eligible Individual who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Employee, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause;

(c) for an Eligible Individual who is a non-employee director, removal for cause under the terms of the laws or any law rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee director.

Section 2.45 Vesting Date means the date on which an Option, Stock Appreciation Right, Restricted Stock Award, or Shares acquired upon exercise of an Option cease to be forfeitable upon termination of the Recipient’s Service.

ARTICLE III

AVAILABLE SHARES

Section 3.1 Shares Available under the Plan.

Subject to section 9.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options and Stock Appreciation Rights shall be 1,496,300 Shares.

Section 3.2 Shares Available for Options.

Subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be 1,496,300 shares, and the maximum aggregate number of Options which may be granted to any one individual in any calendar year shall be 250,000 Options.

Section 3.3 Shares Available for Restricted Stock Awards.

Subject to section 9.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the Plan shall be 374,075 Shares and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards to any one individual in any calendar year shall be 60,000 Shares.

Section 3.4 Shares Available for Stock Appreciation Right

Subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Stock Appreciation Rights shall be 1,496,300 and the maximum aggregate number of Stock Appreciation Rights which may be granted under the Plan and to any one individual in any calendar year shall be 250,000 Stock Appreciation Rights.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

(a) Subject to section 4.1(b), the Plan shall be administered by the members of the Compensation Committee of Dime Community Bancshares, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

(b) The Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c) No member of the Committee on the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

Section 4.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Restricted Stock Awards, Stock Appreciation Rights or Options, if any, to be granted, and the terms and conditions thereof;

(b) with the consent of the Recipient or Beneficiary, as applicable, amend or modify the terms of any outstanding Option, Stock Appreciation Right or Restricted Stock Award or accelerate or defer the Vesting Date or Earliest Exercise Date thereof;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. An Option for an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Individual who is not an Eligible Employee shall be a Non-Qualified Stock Option.

(b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall:

(i) specify the number of Shares covered by the Option determined in accordance with section 5.2;

(ii) specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

(iii) specify the Earliest Exercise Date and the Exercise Period determined in accordance with section 5.4;

(iv) specify the Vesting Date determined in accordance with section 5.5;

(v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

Section 5.2 Size of Option.

Subject to section 3.2 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period; Earliest Exercise Date.

(a) Subject to section 5.4(b), the Exercise Period during which an Option may be exercised shall commence on the Earliest Exercise Date specified by the Committee in the Option Agreement (or, if no Earliest Exercise Date is specified in the Option Agreement, on the Vesting Date). It shall expire on the date specified in the Option Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i) the date and time when the Recipient terminates Service for any reason other than the Recipient’s death, Disability or discharge that is not a Termination for Cause; and

(ii) the last day of the three-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii) the last day of the one-year period that begins on the date and time when the Recipient terminates Service due to the Recipient’s death or Disability; and

(iv) the last day of the five-year period commencing on the date on which the Option was granted.

A Recipient’s termination of Service prior to the Earliest Exercise Date of an Option shall, unless otherwise provided in the Option Agreement, result in the Option being canceled without consideration at the close of business on the last day of Service. An Option that remains unexercised at the close of business on the last day of the Exercise Period (including but not limited to an Option whose Earliest Exercise Date has not occurred) shall be canceled without consideration at the close of business on the last day of the Exercise Period.

(b) Unless otherwise determined by the Committee and specified in the Option Agreement:

(i) if a Change in Control occurs while an Option is outstanding and on or before its scheduled expiration date, then for purposes of exercising vested Options, the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) tenth (10th) anniversary of the date the Option was granted; and (B) the third (3rd) anniversary of the date of the Change in Control; or any later date determined under section 5.4(b)(ii) or (iii);

(ii) if a Change in Control occurs while an Option is outstanding and on or before its Earliest Exercise Date, then solely for the purpose of measuring the Exercise Period (but not for purposes of vesting), the

Recipient of the Option shall be deemed to continue in Service through the applicable Earliest Exercise Date, and the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) the tenth (10th) anniversary of the date the Option was granted; (B) the third (3rd) anniversary of the date of the Change in Control; and (C) ninety (90) days after the Earliest Exercise Date; or any later date determined under section 5.4(b)(i) or (iii);

(iii) if, on the date an Option is otherwise scheduled to expire, the holder of the Option may not then exercise the Option or sell Shares on a national securities exchange without violating applicable federal, state or local securities laws or the terms of a securities trading blackout (including but not limited to a blackout period established under the Company’s securities trading policy or a contractual lockup in connection with a securities offering or other transaction involving the Company), the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) the tenth (10th) anniversary of the date the Option was granted; and (B) ninety (90) days after the last day of the securities trading blackout; or any later date determined under section 5.4(b)(i) or (ii); and

(iv) the Earliest Exercise Date (but not the Vesting Date) of any Option outstanding on the date of the Recipient’s termination of Service due to death or Disability shall be accelerated to the date of such termination of Service provided that the Recipient of such Option remained in continuous Service during the period beginning on the date the Option is granted and ending on the date of termination of Service.

Section 5.5 Vesting Date.

(a) Subject to section 5.5(b), the Vesting Date for each Option granted under the Plan shall be the date determined by the Committee and specified in the Option Agreement. If no provision for vesting is made in the Option Agreement, the Vesting Date shall be:

(i) the first anniversary of the date of grant, as to 25% of the Shares subject to the Option as of the date of grant;

(ii) the second anniversary of the date of grant, as to an additional 25% of the Shares subject to the Option as of the date of grant;

(iii) the third anniversary of the date of grant, as to an additional 25% of the Shares subject to the Option as of the date of grant;

(iv) the fourth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Option as of the date of grant;

(vi) in the event of the Recipient’s termination of Service due to the Recipient’s Death or Disability, the date of termination of Service, as to any Options otherwise scheduled to vest during the period of six months beginning on the date of termination.

Failure of a Recipient to remain in continuous Service during the period beginning on the date an Option is granted and ending on the Option’s Vesting Date shall result in a cancellation of the Option without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b) Except to the extent that an applicable Option Agreement expressly provides otherwise, each Option granted to an Eligible Employee that is outstanding under the Plan on the date on which a Change of Control occurs shall, on such date, be 100% vested and exercisable.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive

Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(c) The Exercise Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Exercise Period that does not satisfy this requirement, the designated Exercise Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(d) An Incentive Stock Option that is exercised during its designated Exercise Period but more than:

(i) three (3) months after the termination of employment with the Company and all of its Parents and Subsidiaries (other than on account of disability within the meaning of section 22(e)(3) of the Code or death of the Eligible Employee to whom it was granted); or

(ii) one (1) year after such individual’s termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

may be exercised in accordance with the terms of the Option but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

Section 5.7 Method of Exercise.

(a) Subject to the limitations of the Plan and the Option Agreement, an Option Holder may, at any time after the Earliest Exercise Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii) delivering to the Committee full payment, consistent with section 5.7(b), for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Option Agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) by a combination thereof.

If permitted by the Committee, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c) When the requirements of section 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

Section 5.8 Limitations on Options

(a) An Option by its terms shall not be transferable by any Option Holder, except that (i) a Recipient may transfer a Non-Qualified Stock Option to the Recipient’s Family Members during his lifetime; and (b) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to Family Members shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to Family Members. If a privilege of the Option depends on the life, Service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, Service, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

(b) The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c) An Option holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option holder’s death shall be transferred to the executor or administrator of the Option holder’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select. If the Option holder and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option holder shall be deemed to have survived the beneficiary.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Individual, which notice shall:

(i) specify the number of Shares covered by the Restricted Stock Award;

(ii) specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) specify whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) specify whether the Restricted Stock Award is a Career Service Award; and

(iv) specify the date of grant of the Restricted Stock Award; and

(v) specify the Vesting Date for the Restricted Stock Award;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of Restricted Stock Award Notice between Dime Community Bancshares, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the Dime Community Bancshares, Inc. 2004 Omnibus Stock Incentive Plan, copies of which are on file at the executive offices of Dime Community Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c) An Award by its terms shall not be transferable by the Eligible Individual other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.

Section 6.2 Vesting Date.

(a) The Vesting Date for each Restricted Stock Award that is not a Career Service Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date of grant as to 25% of the Shares; the second anniversary of the date of grant as to an additional 25% of the Shares; the third anniversary of the date of grant as to an additional 25% of the Shares; and the fourth anniversary of the date of grant as to the remaining balance of the Shares.

(b) Unless otherwise determined by the Committee and specified in the Award Notice for a Restricted Stock Award that is not a Career Service Award:

(i) if the Recipient of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Recipient of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Recipient of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, any unvested Shares that were scheduled to vest during the six-month period beginning on the date of termination shall become vested on the date of termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the date of the Change in Control.

Section 6.3 Performance Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition of the Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i)	Earnings per common share
(ii)	Net income
(iii)	Return on average equity
(iv)	Return on average assets
(v)	Core earnings
(vi)	Stock price
(vii)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(viii)	Operating income
(ix)	Operating efficiency ratio
(x)	Net interest spread
(xi)	Loan production volumes
(xii)	Non-performing loans
(xiii)	Cash flow
(xiv)	Total shareholder return
(xv)	Net revenue
(xvi)	Gross revenue
(xvii)	Operating expense
(xviii)	Fee income
(xix)	Deposit growth
(xx)	Any other performance criteria established by the Administrative Committee
(xxi)	Any combination of (i) through (xx) above

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first nine months of the Company’s fiscal year, the three-fiscal year period of the Company that begins with the fiscal year in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of twelve (12) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) As promptly as practicable following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been attained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been attained and certified, the Committee shall either:

(i) if the relevant Vesting Date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Recipient of the Restricted Stock Award; or

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant Vesting Date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have not been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without a consideration (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 6.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a the Restricted Stock Award to such Covered Employee.

(f) If provided by the Committee when a Performance-Based Restricted Stock Award is granted, to the extent that the relevant Performance Goals are achieved prior to the end of the Performance Measurement Period and certified by the Committee, vested a Performance-Based Restricted Stock Award may be paid at any time following such certification.

Section 6.4 Career Service Awards.

The Vesting Date of a Restricted Stock Award that is designated a Career Service Award shall be:

(a) the date of the Retirement, death or Disability of the Recipient; and

(b) the fifth anniversary of the date of grant of the Restricted Stock Award or occurrence of such later date as the Committee may determine and specify in the Award Notice in each case while the Recipient is in the Service of the Employer. If the Vesting Date is prior to the Recipient’s 65th birthday (or any later date specified in accordance with section 6.4(b)), the number of Shares subject to the

Career Service Award that become vested on the Vesting Date shall be equal to the product (rounded to the nearest whole Share) of (a) the number of Shares subject to the Career Service Award multiplied by (b) a fraction, the numerator of which is the number of calendar months that begin during the period beginning on the date of grant and ending on the Vesting Date and the denominator of which is the number of calendar months that begin during the period beginning on the date of grant and ending on the Recipient’s 65th birthday (or later date specified in accordance with section 6.4(b)). If a Recipient terminates Service in all capacities with all Employers prior to the Vesting Date for a Career Service Award, and to the extent that the relevant Vesting Date for a Career Service Award is prior to the Recipient’s 65th birthday (or any later date specified in accordance with section 6.4(b)), any Shares subject to the Career Service Award that are not vested shall be forfeited. Any Shares that become vested due to Retirement shall be further subject to forfeiture if and to the extent provided in any retirement agreement between the Recipient and the Employer.

Section 6.5 Dividend Rights.

Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated (with investment earnings or losses) pending vesting at the same time and subject to the same terms and conditions as the underlying Shares and, pending vesting, shall be reinvested in additional Shares.

Section 6.6 Voting Rights.

Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

Section 6.7 Tender Offers.

Each Recipient to whom a Restricted Stock Award is outstanding shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by proxy or ballot (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

Section 6.8 Designation of Beneficiary.

An Eligible Individual who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Eligible Individual’s death shall be paid to the executor or administrator of the Eligible Individual’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 6.9 Manner of Distribution of Awards.

The Company’s obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the

Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 6.10 Taxes.

The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1 Grant of Stock Appreciation Rights.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.

(b) Any Stock Appreciation Right granted under this section 7.1 shall be evidenced by a written agreement which shall:

(i) in the case of a tandem Stock Appreciation Right, relate to the same number of Shares; be settled only in Shares; have the same Exercise Price, Exercise Period, Vesting Date and other terms and conditions as the Option to which it relates and provide that the exercise of the related Option shall be deemed to cancel the Stock Appreciation Right for a like number of Shares and that the exercise of the Stock Appreciation Right shall be deemed to cancel the related Option for a like number of Shares;

(ii) in the case of a stand-alone Stock Appreciation Right:

(A) specify the number of Shares covered by the Stock Appreciation Right;

(B) specify the Exercise Price, determined in accordance with section 7.3;

(C) specify the Earliest Exercise Date and the Exercise Period;

(D) specify the Vesting Date;

(E) specify whether the Stock Appreciation will be settled in cash or in Shares;

(F) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(G) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Stock Appreciation Right granted to an Eligible Individual.

Section 7.2 Size of Stock Appreciation Right.

Subject to section 3.4 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted stand-alone Stock Appreciation Rights shall be determined by the Committee, in its discretion; provided, however, that a tandem Stock Appreciation Right shall be granted for a number of Shares no greater than the number of Shares subject to the related Option.

Section 7.3 Exercise Price.

The price per Share at which a stand-alone Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 7.4 Exercise Period.

(a) Subject to section 7.4(b), the Exercise Period during which a stand-alone Stock Appreciation Right may be exercised shall commence on the Vesting Date and shall expire on the date specified in the SAR Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i) the date and time when the Recipient terminates Service for any reason; and

(ii) the last day of the five-year period commencing on the date on which the Option was granted.

A Recipient’s termination of Service prior to the Vesting Date of a Stock Appreciation Right shall, unless otherwise provided in the SAR Agreement, result in the Stock Appreciation Right being canceled without consideration at the close of business on the last day of Service. A Stock Appreciation Right that is vested and remains unexercised at the close of business on the last day of the Exercise Period shall be deemed automatically exercised on such date.

Section 7.5 Vesting Date.

(a) Subject to section 7.5(b), the Vesting Date for each stand-alone Stock Appreciation Right granted under the Plan shall be the date determined by the Committee and specified in the SAR Agreement or, if no provision for vesting is made in the SAR Agreement, the Vesting Date shall be:

(i) the first anniversary of the date of grant, as to 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(ii) the second anniversary of the date of grant, as to an additional 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iii) the third anniversary of the date of grant, as to an additional 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iv) the fourth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Stock Appreciation Right as of the date of grant;

(v) in the event of the Recipient’s termination of Service due to the Recipient’s Death or Disability, the date of termination of Service, as to any Stock Appreciation Rights otherwise scheduled to vest during the period of six months beginning on the date of termination.

Failure of a Recipient to remain in continuous Service during the period beginning on the date a Stock Appreciation Right is granted and ending on the Stock Appreciation Right’s Vesting Date shall result in a cancellation of the Stock Appreciation Right without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b) Except to the extent that an applicable SAR Agreement expressly provides otherwise, each Stock Appreciation Right that is outstanding under the Plan on the date on which a Change of Control occurs shall, on such date, be 100% vested and exercisable.

Section 7.6 Method of Exercise.

(a) Subject to the limitations of the Plan and the SAR Agreement, a Recipient may, at any time after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of

Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Recipient shall exercise a Stock Appreciation Right by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Stock Appreciation Right; and

(ii) satisfying such other conditions as may be prescribed in the SAR Agreement.

Any stand-alone Stock Appreciation Rights that are vested and remain unexercised at the expiration date of the relevant Exercise Period shall be deemed automatically exercised on such date without the requirement of notice or any other action on the part of the Recipient.

(b) When the requirements of section 7.6(a) have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Recipient (or, in the event of his death, his Beneficiary) of a payment in an amount per Share equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, or, if applicable Shares with an aggregate Fair Market Value of a like amount.

Section 7.7 Beneficiaries.

The Recipient of a stand-alone Stock Appreciation Right may designate a Beneficiary to receive any payment in respect of outstanding stand-alone Stock Appreciation Rights that may be made after his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Recipient, or in the event that no Beneficiary has been designated, the executor or administrator of the Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select, shall be deemed the Beneficiary. If the Recipient and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Recipient shall be deemed to have survived the beneficiary.

ARTICLE VIII

SPECIAL TAX PROVISIONS

Section 8.1 Tax Withholding Rights.

The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option or Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such Option or Stock Appreciation Right. Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option Holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option Exercise Date over the Option Exercise Price per Share.

Section 8.2 Code Section 83(b) Elections.

If and to the extent permitted by the Committee and specified in an Option Agreement for a Non-Qualified Stock Option or a Restricted Stock Award Agreement for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, a Recipient may be permitted or required to make an election under section 83(b)

of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Recipient instead of at a subsequent Vesting Date. In such event, the Shares issued prior to their Vesting Date shall be issued in certificated form only, and the certificates therefor shall bear the legend set forth in section 6.1(b) or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Recipient’s termination of Service prior to the relevant Vesting Date or forfeiture of the Shares for any other reason, the Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount paid by the Recipient for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

Section 8.3 Election to Defer Income Tax Liability Pursuant to Deferred Compensation Program.

To the extent permitted by the Committee, the Recipient of a Non-Qualified Stock Option, Stock Appreciation Right or Restricted Stock Award may elect to defer the income tax liability associated therewith pursuant to the terms of a non-qualified deferred compensation plan in which the Recipient is eligible to participate.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options, Stock Appreciation Rights and Restricted Stock Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option and Stock Appreciation Right agreements and the Award Notices evidencing such Options, Stock Appreciation Rights and Restricted Stock Awards.

Section 9.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code or the corporate governance standards imposed under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 9.3 Adjustments in the Event of Business Reorganization.

(a) In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Options, Stock Appreciation Rights and Restricted Stock Awards in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Options, Stock Appreciation Rights and Restricted Stock Awards, and (iii) the Exercise Price of Options and Stock Appreciation

Rights. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options, Stock Appreciation Rights or Restricted Stock Awards (including, without limitation, cancellation of Options, Stock Appreciation Rights and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options, Stock Appreciation Rights or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option, Stock Appreciation Right or Performance-Based Restricted Stock Award granted to a Recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

(b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Options or Stock Appreciation Rights granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate exercise price and the value exchanged for outstanding Shares in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options and Stock Appreciation Rights be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the Exercise Price of the Option or Stock Appreciation Right being canceled.

(c) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Restricted Stock Award shall be adjusted by allocating to the Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

ARTICLE X

MISCELLANEOUS

Section 10.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 10.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any participating member of the Board or dismiss any Eligible Employee or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 10.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 10.4 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County of New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Restricted Stock Award, SAtock Appreciation Right or Option granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.5 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Committee:

Dime Community Bancshares, Inc.

c/o The Dime Savings Bank of Williamsburgh

209 Havemeyer Street

Brooklyn, New York 11211

Attention: Corporate Secretary

(b) If to a Recipient, Beneficiary or Option Holder, to the Recipient’s, Beneficiary’s or Option Holder’s address as shown in the Employer’s records.

Section 10.8 Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the Effective Date. Any Option, Stock Appreciation Rightt or Restricted Stock Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained. No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in section 6.3 shall have been re-approved by the stockholders of the Company in the manner required by section 162(m) of the Code and the regulations thereunder.